UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant    ☒

Filed by a party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule14a-12

Core-Mark Holding Company, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.

(3)	Filing Party:

(4)	Date Filed:

Core-Mark Holding Company, Inc.

395 Oyster Point Blvd., Suite 415

South San Francisco, California 94080

www.Core-Mark.com

April 20, 2009

Dear Fellow Stockholders:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders of Core-Mark Holding Company, Inc. (Core-Mark) to be held at 2:00 p.m. PDT on Tuesday, June 2, 2009 at the Hyatt Regency San Francisco Airport Hotel, 1333 Bayshore Highway, Burlingame, California 94010. You will find directions to the meeting on the back cover of the accompanying Proxy Statement.

The notice of meeting and Proxy Statement describe the matters to be acted upon at the meeting. We will also report on matters of interest to Core-Mark stockholders.

Your vote is important. Whether or not you plan to attend the Annual Meeting in person, we encourage you to vote so that your shares will be represented and voted at the meeting. You may vote by proxy by completing and mailing the enclosed proxy card in the return envelope provided. If you do not vote by mail, you still may attend the Annual Meeting and vote in person.

Thank you for your continued support of Core-Mark.

Sincerely,

/s/ Randolph I. Thornton	/s/ J. Michael Walsh
Randolph I. Thornton	J. Michael Walsh
Director and Chairman of the Board	President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Core-Mark Holding Company, Inc.

395 Oyster Point Blvd., Suite 415

South San Francisco, California 94080

April 20, 2009

The 2009 Annual Meeting of Stockholders of Core-Mark Holding Company, Inc. (Core-Mark) will be held as follows:

DATE:	Tuesday, June 2, 2009

TIME:	2:00 p.m. PDT

LOCATION:	Hyatt Regency San Francisco Airport Hotel 1333 Bayshore Highway Burlingame, CA 94010

PURPOSE:	To consider and act upon the following proposals:

	1.	The election of directors;

	2.	The ratification of the selection of the independent registered public accounting firm; and

	3.	Such other business as may properly come before the meeting.

Shares represented by properly executed proxies that are hereby solicited by the Board of Directors of Core-Mark will be voted in accordance with the instructions specified therein. Shares represented by proxies that are not limited to the contrary will be voted in favor of the election as directors of the persons nominated in the accompanying Proxy Statement and in favor of Proposal 2.

Stockholders of record at the close of business on April 6, 2009 will be entitled to vote at the meeting.

By order of the Board of Directors,

/s/ Gregory Antholzner

Gregory Antholzner

Vice President—Finance, Treasurer and Assistant Secretary

It is important that your shares be represented and voted,

whether or not you plan to attend the meeting.

YOU CAN VOTE BY PROXY:

1.	BY MAIL:

Promptly return your signed and dated proxy/voting instruction card in the enclosed envelope.

2.	IN PERSON:

You may attend the Annual Meeting and vote in person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 2, 2009

Core-Mark’s Proxy Statement, form of Proxy Card and 2008 Annual Report on Form 10-K are available at http://www.core-mark.com/investor-sec.htm.

PROXY STATEMENT

2009 ANNUAL MEETING OF STOCKHOLDERS

Tuesday, June 2, 2009

CORE-MARK HOLDING COMPANY, INC.

395 Oyster Point Blvd., Suite 415

South San Francisco, California 94080

GENERAL INFORMATION

Proxy Solicitation

These proxy materials are being mailed or otherwise sent to stockholders of Core-Mark Holding Company, Inc. (Core-Mark or the Company) on or about April 20, 2009 in connection with the solicitation of proxies by the Board of Directors for Core-Mark’s Annual Meeting of Stockholders to be held at 2:00 p.m. PDT on Tuesday, June 2, 2009 at the Hyatt Regency San Francisco Airport Hotel, 1333 Bayshore Highway, Burlingame, California 94010. Core-Mark pays the cost of soliciting your proxy. Directors, officers and other Core-Mark employees also may solicit proxies by telephone or otherwise, but will not receive compensation for such services. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed by Core-Mark for their reasonable expenses.

Stockholders Entitled to Vote

Stockholders of record at the close of business on April 6, 2009 are entitled to notice of and to vote at the meeting. As of such date, there were 10,837,111 shares of Core-Mark common stock outstanding, each entitled to one vote.

How to Vote

Stockholders of record described below may cast their votes by proxy by:

(1)	signing, completing and returning the enclosed proxy card in the enclosed postage-paid envelope; or

(2)	attending the Annual Meeting and voting in person.

Revocation of Proxies

A proxy may be revoked at any time before it is voted by delivering written notice of revocation to the Director of Investor Relations of Core-Mark at the address set forth above, by delivering a proxy bearing a later date or by voting in person at the meeting.

Quorum

The holders of a majority of the shares entitled to vote at the meeting must be present in person or represented by proxy to constitute a quorum. Abstentions and shares that brokers do not have the discretionary authority to vote on a matter in the absence of timely instructions from the beneficial owners (broker non-votes) are treated as present for the purposes of determining a quorum.

Required Vote

Election of Directors—Our bylaws require that each director in an uncontested election be elected by the vote of the majority of the votes cast with respect to such director. A majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. Abstentions and broker non-votes will not be counted as votes cast and, accordingly, will have no effect on the outcome of the vote. If the stockholders do not elect a nominee who is serving as a director, Delaware law provides that the director would continue to serve on the Board as a “holdover director.” In accordance with our bylaws and our Policy Regarding Election of Directors, such a holdover director will be required to tender his or her resignation to the Board of Directors. Our Nominating and Corporate Governance Committee will then make a recommendation to our Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. Our Board of Directors will consider the Nominating and Corporate Governance Committee’s recommendation and all other relevant factors, act on the resignation and publicly disclose its decision and the reasons for its decision within 90 days of the date that the results of the election are certified.

Ratification of Accountants—Ratification of the selection of our independent registered public accounting firm (Proposal 2) requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote. Under Delaware law, in determining whether Proposal 2 has received the requisite number of affirmative votes, abstentions are treated as shares present or represented and entitled to vote, so abstaining has the same effect as a negative vote. Broker non-votes on Proposal 2 are not counted or deemed present or represented for purposes of determining whether stockholders have approved that proposal.

Other Matters

The Board of Directors is not aware of any matters to be presented at the meeting other than those set forth in the accompanying notice. If any other matters properly come before the meeting, the persons named in the proxy will vote on such matters in accordance with their best judgment.

Additional Information

Additional information regarding the Company appears in our Annual Report on Form 10-K for the year ended December 31, 2008, which accompanies this Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on June 2, 2009

Core-Mark’s Proxy Statement, form of Proxy Card and 2008 Annual Report on Form 10-K are available at http://www.core-mark.com/investor-sec.htm.

OWNERSHIP OF CORE-MARK COMMON STOCK

Securities Owned by Certain Beneficial Owners

The following table sets forth certain information as of April 6, 2009 regarding the beneficial ownership of shares of our common stock by: (i) each person or entity known to us to be the beneficial owner of more than 5% of our common stock; (ii) each of our named executive officers; (iii) each member of our Board of Directors; and (iv) all members of our Board of Directors and executive officers as a group.

Except as otherwise noted below, each of the following individuals’ address of record is c/o Core-Mark Holding Company, Inc., 395 Oyster Point Boulevard, Suite 415, South San Francisco, California 94080.

Beneficial ownership is determined in accordance with the rules of the U.S. Securities and Exchange Commission (SEC). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock issuable upon the exercise of stock options or warrants or the conversion of other securities held by that person that are currently exercisable or convertible, or are exercisable or convertible within 60 days of April 6, 2009, are deemed to be issued and outstanding. These shares, however, are not deemed outstanding for the purposes of computing percentage ownership of each other stockholder.

	Securities Beneficially Owned
Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Outstanding
Principal Securityholders:
Wynnefield Capital Management, LLC[1]	981,602	9.1%
Giovine Capital Group, LLC[2]	629,500	5.8%
Dimensional Fund Advisors, L.P.[3]	613,424	5.7%
Post Confirmation Trust of Fleming Companies, Inc.[4]	607,683	5.6%
Directors and Named Executive Officers:
J. Michael Walsh[5]	157,727	1.4%
Stacy Loretz-Congdon[5]	26,620	*
Christopher L. Walsh[5]	91,477	*
Christopher M. Murray[5]	19,316	*
Thomas B. Perkins[5]	71,987	*
Robert A. Allen[6]	12,020	*
Stuart W. Booth[6]	12,020	*
Gary F. Colter[6]	12,020	*
L. William Krause[6]	12,020	*
Harvey L. Tepner[6]	12,020	*
Randolph I. Thornton[6]	18,020	*
All directors and executive officers as a group (14 persons)	518,768	4.6%

*	Represents beneficial ownership of less than 1%.
[1]	The address of Wynnefield Capital Management, LLC is 450 Seventh Avenue, Suite 509, New York, New York 10123. Shares represent those owned by Wynnefield Partners Small Cap Value, L.P., Wynnefield Small Cap Value Offshore Fund, Ltd., Wynnefield Partners Small Cap Value, L.P. I, Wynnefield Capital Management LLC, Wynnefield Capital, Inc. Profit Sharing Plan, and Wynnefield Capital, Inc., Mr. Nelson Obus and Mr. Joshua Landes exercise voting and investment control over such shares and may be deemed to beneficially own the shares. Share amounts listed are derived from Wynnefield Partners Small Cap Value, L.P.’s Schedule 13D/A filing with the SEC on August 1, 2008.
[2]	The address of Giovine Capital Group, LLC is 1333 2nd Street, Suite 650, Santa Monica, California 90401. Giovine Capital Group LLC serves as investment adviser and management company to several investment funds and managed accounts with respect to shares directly owned by the funds and possesses shared voting and disposition power. Mr. Thomas A. Giovine serves as managing member of Giovine Capital Group and may be deemed to beneficially own the shares. Share amounts listed are derived from Giovine Capital Group, LLC’s Schedule 13G filing with the SEC on January 8, 2009.
[3]	The address of Dimensional Fund Advisors, L.P. is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746. Share amounts listed are derived from Dimensional Fund Advisors, L.P.’s Schedule 13G/A filing with the SEC on February 9, 2009.

[4]	The address of Post Confirmation Trust of Fleming Companies, Inc. (the “PCT”) is P.O. Box 1297, Oklahoma City, Oklahoma 73101. Pursuant to Core-Mark’s emergence from bankruptcy in August 2004, the company issued an aggregate of 9,800,000 shares of its common stock to the PCT in exchange for the stock of Core-Mark International, Inc. and its subsidiaries. According our transfer agent’s stock records, the PCT has distributed 9,192,317 shares of our common stock to certain of Fleming Companies, Inc. creditors and continues to hold 607,683 shares that are subject to future distribution to Fleming’s creditors as claims are resolved.
[5]	Includes beneficial ownership of aggregate options and restricted stock units held by such individual and exercisable within 60 days of April 6, 2009 into the following amount of shares: Mr. J.M. Walsh—106,188, Ms. Loretz-Congdon—17,925, Mr. C. Walsh—85,355, Mr. Murray—13,015, Mr. Perkins—67,299.
[6]	Share amounts represent beneficial ownership of aggregate options held by such individual and exercisable within 60 days of April 6, 2009.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Core-Mark’s directors, executive officers and beneficial owners of more than 10% of Core-Mark’s equity securities (10% Owners) to file initial reports of their ownership of Core-Mark’s equity securities and reports of changes in such ownership with the SEC. Directors, executive officers and 10% Owners are required by SEC regulations to furnish Core-Mark with copies of all Section 16(a) forms they file. Based solely on a review of copies of such forms and written representations from Core-Mark’s directors, executive officers and 10% Owners, Core-Mark believes that for 2008, all of its directors, executive officers and 10% Owners were in compliance with the disclosure requirements of Section 16(a).

PROPOSAL 1.    ELECTION OF DIRECTORS

The current Board of Directors is made up of seven directors, each of whose term expires at the 2009 Annual Meeting. The following directors have been nominated for re-election to serve for a term of one year until the 2010 Annual Meeting and until their successors have been duly elected and qualified:

Robert A. Allen

Stuart W. Booth

Gary F. Colter

L. William Krause

Harvey L. Tepner

Randolph I. Thornton

J. Michael Walsh

All of the nominees for election have consented to being named in this Proxy Statement and to serve if elected. Presented below is biographical information for each of the nominees.

The Board of Directors recommends that stockholders vote FOR the election of Messrs. Allen, Booth, Colter, Krause, Tepner, Thornton and Walsh.

NOMINEES FOR DIRECTOR

Robert A. Allen, 59, has served as a Director of Core-Mark since August 2004. Mr. Allen was Acting Chief Operating Officer of the Fleming Companies, Inc. from March 2003 to April 2003. From 1998 to 2003, Mr. Allen served as the President and Chief Executive Officer of Core-Mark International, Inc. and President and Chief Operating Officer of Core-Mark International, Inc. from 1996 to 1998. Mr. Allen received a Bachelor of Arts degree from the University of California at Berkeley.

Stuart W. Booth, 58, has served as a Director of Core-Mark since August 2005. Mr. Booth has been employed by Central Garden & Pet Company, a publicly-traded marketer and producer of pet and lawn and garden supplies, since 2002, and is currently its Executive Vice President, Chief Financial Officer and Secretary. During 2001, Mr. Booth served as the Chief Financial Officer of RespondTV, Inc., an interactive television infrastructure and services company. From 1998 to 2000, Mr. Booth was Principal Vice President and Treasurer of Bechtel Group, Inc., an engineering, construction and project management firm. From 1975 to 1998, Mr. Booth served in various financial positions at Pacific Gas & Electric Company and related entities, including as a principal financial officer for financial operations, acquisitions and divestitures at PG&E Enterprises. Mr. Booth received a Bachelor of Arts degree in economics from California State University, Chico, and a Master of Business Administration degree from California State University, San Francisco.

Gary F. Colter, 63, has served as a Director of Core-Mark since August 2004. Mr. Colter has been employed principally by CRS Inc., a corporate restructuring and strategy management consulting company since 2002 and currently serves as its President. Prior to that time, Mr. Colter was employed by KPMG, serving as: Vice Chairman of KPMG Canada from 2001 to 2002; Managing Partner–Global Financial Advisory Services and Member International Executive Team of KPMG International from 1998 to 2000; Vice Chairman–Financial Advisory Services, Chairman and Chief Executive Officer of KPMG Inc. and on the Management Committee of KPMG Canada from 1989 to 1998; and Partner of KPMG Canada and its predecessor, Peat Marwick, from 1975 to 2002. Mr. Colter is a member of the Board of Directors of Canadian Imperial Bank of Commerce (CIBC), Owens-Illinois, Inc. and Revera, Inc. In addition, Mr. Colter serves as the Chair of the Risk Committee at CIBC, chairs of the audit committees at Owens-Illinois, Inc. and Revera, Inc., and a member of the governance committees for all three companies. Mr. Colter received a Bachelor of Arts degree in business administration from the Ivey Business School of the University of Western Ontario. Mr. Colter is a Fellow Chartered Accountant (FCA) (Canada).

L. William Krause, 66, has served as a Director of Core-Mark since August 2005. Mr. Krause presently serves as President of LWK Ventures, a private investment firm, a position he has held since 1991. Mr. Krause served as Chairman of the Board of Caspian Networks, Inc., a high performance networking systems provider, from April 2002 to September 2006 and as CEO from April 2002 until June 2004. He also served as President and Chief Executive Officer of 3Com Corporation, a global data networking company, from 1981 to 1990, and as its Chairman from 1987 to 1993 when he retired. Presently, Mr. Krause serves on the Board of Directors of Brocade Communications Systems, Inc. and Sybase, Inc. Mr. Krause received a Bachelor of Science degree in electrical engineering from The Citadel.

Harvey L. Tepner, 52, has served as a Director of Core-Mark since August 2004 and is on the Board of the Post Confirmation Trust of the Fleming Companies. Mr. Tepner is a Principal of WL Ross & Co. LLC, a private equity and alternative investment fund manager, having joined WL Ross in February 2008. From 2002 to 2008, Mr. Tepner was a Partner at Compass Advisers, LLP in charge of the investment banking restructuring practice. Prior to that time, Mr. Tepner was a Managing Director of Loeb Partners Corporation from 1995 to 2002, and prior to Loeb, Mr. Tepner worked as an officer in the corporate finance departments of Dillon, Read & Co. Inc. and Rothschild Inc. Mr. Tepner is a Chartered Accountant (CA) (Canada) and previously worked for Price Waterhouse in Canada. Mr. Tepner received a Bachelor of Arts degree from Carleton University and a Master of Business Administration degree from Cornell University.

Randolph I. Thornton, 63, has served as a Director and Chairman of the Board of Directors of Core-Mark since August 2004 and also serves as a board member of the Post Confirmation Trust of the Fleming Companies. Mr. Thornton has served as the President and Chief Executive Officer of Comdisco Holding Company, Inc. since August 2004. From May 1970 to February 2004, Mr. Thornton was employed by Citigroup, Inc., most recently serving as a managing director until his retirement from Citigroup, Inc. in February 2004. Mr. Thornton is a member of the Board of Directors of Comdisco Holding Company, Inc. In addition, Mr. Thornton was a member of the Board of Directors of Edison Brothers Stores, Inc. from 1997 to 2000 and served as the Chair of its Audit Committee during that time. Mr. Thornton received a Bachelor of Arts degree in history from Lafayette College and a Master of Business Administration degree from Columbia Business School.

J. Michael Walsh, 61, has served as our President and Chief Executive Officer since March 2003 and as a Director since August 2004. From October 1999 to March 2003, Mr. Walsh served as our Executive Vice President—Sales. From April 1991 to January 1996, Mr. Walsh was a Senior Vice President—Operations and was Senior Vice President—U.S. Distribution from January 1996 to October 1999. Before joining Core-Mark, Mr. Walsh served as the Senior Vice President—Operations of Food Services of America. Mr. Walsh received a Bachelor of Science degree in industrial engineering from Texas Tech University and a Master of Business Administration degree from Texas A&M at West Texas.

BOARD OF DIRECTORS

Board of Directors

Our bylaws provide that the size of the Board of Directors shall be determined from time to time by our Board of Directors. Our Board of Directors currently consists of seven members. Each of our executive officers and directors, other than non-employee directors, devotes his or her full time to our affairs. Our non-employee directors devote the amount of time to our affairs as necessary to discharge their duties. Robert A. Allen, Stuart W. Booth, Gary F. Colter, L. William Krause, Harvey L. Tepner and Randolph I. Thornton are each independent within the meaning of the rules of the NASDAQ Global Market and collectively constitute a majority of our Board of Directors.

Committees of the Board of Directors

Pursuant to our bylaws, our Board of Directors is permitted to establish committees from time to time as it deems appropriate. To facilitate independent director review and to make the most effective use of our Directors’ time and capabilities, our Board of Directors has established the following committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee and had previously established the Finance and Investment Committee. The charters of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are available on our website at http://www.core-mark.com/investor-corpgov.htm. Printed copies of these charters may be obtained, without charge, by contacting the Director of Investor Relations, Core-Mark Holding Company, Inc., 395 Oyster Point Blvd., Suite 415, South San Francisco, California 94080, telephone 650-589-9445.

Until February 2009, the Board had a Finance and Investment Committee that provided assistance to the Board in reviewing and evaluating potential acquisition, divestiture, investment and other strategic opportunities and in sourcing and negotiating such strategic or financial opportunities. In addition, the Finance and Investment Committee was responsible for assisting management and the Board of Directors in reviewing and evaluating our capital structure, including the appropriate mix of debt and equity and the declaration and payment of dividends, and reporting and making recommendations to the Board of Directors concerning such capital structure matters. During early 2009 the Nominating and Corporate Governance Committee reviewed the functions and operations of the Finance and Investment Committee and determined that while such committee had performed valuable work, the frequent participation by the full Board of Directors made the use of a committee structure unnecessary. The Board of Directors accepted the recommendation of the Nominating and Corporate Governance Committee, and the Finance Committee was dissolved on February 1, 2009, and its former responsibilities are now carried out by the full Board of Directors.

The following table summarizes the current membership of the Board and each of its committees:

	Board of Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Robert A. Allen[1]	X		X	X
Stuart W. Booth	X	Chairman
Gary F. Colter[2]	X	X	X	Chairman
L. William Krause[3]	X		Chairman	X
Harvey L. Tepner[4]	X	X		X
Randolph I. Thornton	Chairman	X	X	X
J. Michael Walsh	X

[1]	Served as Chairman of the Nominating and Corporate Governance Committee until June 30, 2008.
[2]	Served as Chairman of the Compensation Committee until June 30, 2008.
[3]	Commenced service as Chairman of the Compensation Committee effective July 1, 2008.
[4]	Served as Chairman of the Finance and Investment Committee until its dissolution effective February 1, 2009. Following the dissolution of Finance Committee, Mr. Tepner joined the Audit Committee and Nominating and Corporate Governance Committee.

The membership and functions of each committee are described below.

Audit Committee

The Audit Committee provides assistance to the Board of Directors in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions. The Audit Committee reviews our financial statements, our filings with the Securities and Exchange Commission, the effectiveness of our internal control functions, and prepares the Audit Committee report required under the rules of the Securities and Exchange Commission. In addition, it approves the services performed by our independent accountants and reviews their reports regarding our accounting practices and systems of internal accounting controls. The Audit Committee also oversees the audit efforts of our independent accountants and takes those actions as it deems necessary to satisfy itself that the accountants are independent of management. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act and currently consists of Stuart W. Booth, Gary F. Colter, Harvey L. Tepner and Randolph I. Thornton, each of whom is a non-employee member of our Board of Directors and is independent within the meaning of the rules of the NASDAQ Global Market and relevant federal securities laws and regulations. Mr. Booth is currently the Chairman of the Audit Committee, and he and Mr. Colter qualify as audit committee financial experts as defined under Securities and Exchange Commission rules. We believe the composition of our Audit Committee meets the criteria for independence under, and the functioning of our Audit Committee complies with the applicable requirements of, the Sarbanes-Oxley Act of 2002, the relevant federal securities laws and regulations and the current rules of the NASDAQ Global Market.

Compensation Committee

The Compensation Committee reviews and approves our Company’s overall management compensation philosophy, objectives and policies. The Compensation Committee establishes and reports to the Board of Directors regarding performance goals, including annual and long-term, for our CEO and other executive officers. The Compensation Committee also reviews and determines salaries, bonuses, and all other compensation incentive programs annually for our CEO and executive officers and make recommendations to the Board of Directors regarding such programs. In addition, the Compensation Committee administers our stock option plans and reviews and determines equity-based compensation for our directors, officers, employees and consultants, and prepares the Compensation Committee report required under the rules of Securities and Exchange Commission. Under its charter, the Compensation Committee may delegate any such responsibilities to one or more subcommittees of the Compensation Committee to the extent permitted by applicable law and the applicable rules of the NASDAQ Global Market. The current members of the Compensation Committee are L. William Krause, Robert A. Allen, Gary F. Colter, and Randolph I. Thornton, each of whom is a non-employee member of our Board of Directors and independent within the meaning of the rules of the NASDAQ Global Market. Mr. Krause is currently the Chairman of the Compensation Committee (Mr. Colter served as the Chairman of the Compensation Committee until June 30, 2008). We believe that the composition of our Compensation Committee meets the criteria for independence under, and the functioning of our Compensation Committee complies with the applicable requirements of, the rules of the NASDAQ Global Market.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board of Directors regarding candidates for directorships and the size and composition of the Board of Directors. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to the Board of Directors concerning corporate governance matters. The members of the Nominating and Governance Committee are Gary F. Colter, Robert A. Allen, L. William Krause, Harvey L. Tepner and Randolph I. Thornton and are each independent within the meaning of the rules of the NASDAQ Global Market. Mr. Colter is currently the Chairman of the Nominating and Corporate Governance Committee (Mr. Allen served as the Chairman of the Nominating and

Corporate Governance Committee until June 30, 2008). We believe that the composition of our Nominating and Governance Committee meets the criteria for independence under, and the functioning of our Nominating and Corporate Governance Committee complies with the applicable requirements of, the rules of the NASDAQ Global Market.

Board, Committee and Annual Meeting Attendance

For the year ended December 31, 2008, the Board and its committees held the following aggregate number of regular and special meetings:

Board of Directors	7
Audit Committee	9
Compensation Committee	4
Nominating and Corporate Governance Committee	4
Finance and Investment Committee[1]	3

[1]	Dissolved effective February 1, 2009 and responsibilities assumed by the full Board of Directors.

Each of our directors attended 100% of the total number of the meetings of the Board and of the committees on which he served during the year.

The Board has adopted a policy pursuant to which directors are expected to attend the Annual Meeting of Stockholders in the absence of a scheduling conflict or other valid reason. All of our directors attended the 2008 Annual Meeting.

Director Compensation

We reimburse the members of our Board of Directors for reasonable expenses in connection with their attendance at Board and committee meetings. Compensation for our non-employee directors for 2008 was comprised of a cash component and an equity component. The cash component consists of an annual retainer, retainers for Committee Chairs and the Chairman of the Board and a fee for each Board and committee meeting attended. The equity component consists of annual grants of restricted stock units and options.

The following table lists the elements of non-employee director cash and equity compensation for 2008:

Compensation Component	2008 Compensation
Annual Board retainer[1]	$30,000
Annual Board Chairman retainer[1]	$50,000
Annual Committee Chairman retainer[1]	Audit Committee - $20,000 Compensation Committee[2] - $10,000 Nominating and Corporate Governance Committee[2] - $10,000 Finance and Investment Committee[2][3] - $10,000
Board meeting fee	$1,500 per meeting
Restricted stock units	Annual grant with a fair value of $15,000[4]
Option grants	Annual grant based on a Black-Scholes value of $15,000[5]

[1]	The annual Board retainer, annual Board Chairman retainer, and the annual Committee Chairman retainers are paid in equal quarterly installments.
[2]	The annual Committee Chairman retainers for the Compensation Committee, Nominating and Corporate Governance Committee and Finance and Investment Committee were increased from $7,500 to $10,000 effective July 1, 2008.
[3]	The Finance and Investment Committee was dissolved effective February 1, 2009.
[4]	During 2008, each non-employee director received a grant of 581 restricted stock units under our 2007 Long-Term Incentive Plan.
[5]	During 2008, each non-employee director received a grant of options to purchase 2,249 shares of our common stock under our 2007 Long-Term Incentive Plan. The exercise price of the stock options granted to our non-employee directors is based on the closing price our common stock on the date such award was approved by our Board of Directors. Such options vested on January 1, 2009.

The following table shows the compensation paid to our non-employee directors in 2008:

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)[1]	Option Awards ($)[3]		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Robert A. Allen	$60,750	[2]	$22,511	$22,507	[4]	—	—	$105,768
Stuart W. Booth	$74,000	[5]	$22,511	$35,153	[6]	—	—	$131,664
Gary F. Colter	$74,750	[7]	$22,511	$22,507	[4]	—	—	$119,768
L. William Krause	$57,500	[8]	$22,511	$35,153	[6]	—	—	$115,164
Harvey L. Tepner	$53,750	[9]	$22,511	$22,507	[4]	—	—	$98,768
Randolph I. Thornton	$120,500	[10]	$22,511	$22,507	[4]	—	—	$165,518

[1]	The directors were each granted 406 restricted stock units on July 2, 2007 at an aggregate fair value at date of grant of $15,002 and 581 restricted stock units on January 31, 2008 at an aggregate fair value at date of grant of $14,990. The $22,511 represents stock compensation expense recognized in 2008 under FAS 123(R) for these two grants.
[2]	Consists of: $30,000 Board retainer, $3,750 Committee Chair retainer for first half of the year (Nominating and Corporate Governance Committee), and attendance at 18 meetings (at $1,500 per meeting).
[3]	The directors each held 8,784 vested and 2,249 unvested options, and 406 vested and 581 unvested restricted stock units as of December 31, 2008.
[4]	These directors were each granted options to purchase 1,284 shares of common stock on July 2, 2007 at an aggregate fair value at date of grant of $14,971, and options to purchase 2,249 shares of common stock on January 31, 2008 at an aggregate fair value at date of grant of $15,001. The $22,507 represents stock compensation expense recognized in 2008 under FAS 123(R).
[5]	Consists of: $30,000 Board retainer, $20,000 Committee Chair retainer (Audit Committee), and attendance at 16 meetings (at $1,500 per meeting).
[6]	These directors were each granted options to purchase 7,500 shares of common stock on August 12, 2005 at an aggregate fair value at date of grant of $61,466, options to purchase 1,284 shares of common stock on July 2, 2007 at an aggregate fair value at date of grant of $14,971 and options to purchase 2,249 shares of common stock on January 31, 2008 at an aggregate fair value at date of grant of $15,001. The $35,153 represents stock compensation expense recognized in 2008 under FAS 123(R).
[7]	Consists of: $30,000 Board retainer, $8,750 Committee Chair retainer ($3,750 for Compensation Committee for first half of the year, and $5,000 for Nominating and Corporate Governance Committee for second half of the year), and attendance at 24 meetings (at $1,500 per meeting).
[8]	Consists of: $30,000 Board retainer, $5,000 Committee Chair retainer for second half of the year (Compensation Committee) and attendance at 15 meetings (at $1,500 per meeting).
[9]	Consists of: $30,000 Board retainer, $8,750 Committee Chair retainer (Finance and Investment Committee, $3,750 for first half of the year and $5,000 for the second half of the year), and attendance at 10 meetings (at $1,500 per meeting).
[10]	Consists of: $30,000 Board retainer, $50,000 Board Chairman retainer, and attendance at 27 meetings (at $1,500 per meeting).

Certain Relationships and Related Transactions

Transactions with Directors and Management

Under our Code of Business Conduct and Ethics, all transactions involving a conflict of interest (including transactions between the Company and an entity in which an officer, director, employee or family member has more than a 1% interest) must be disclosed to and discussed with the applicable Division President or our Chief Financial Officer. Our Audit Committee Charter provides that the Audit Committee shall review, discuss and approve any transactions or courses of dealing with related parties that are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties.

Compensation Committee Interlocks and Insider Participation

Mr. Robert A. Allen, one of our directors and a member of the Compensation Committee, previously served as the Acting Chief Operating Officer of the Fleming Companies, Inc. (a predecessor entity) from March 2003 to April 2003. From 1998 to 2003, Mr. Allen served as the President and Chief Executive Officer of Core-Mark International, Inc. (subsidiary and predecessor entity) and President and Chief Operating Officer of Core-Mark International, Inc. from 1996 to 1998. Mr. Allen ended his employment with the Company in 2003 and the Board of Directors has determined Mr. Allen to be a non-employee director and independent within the meaning of the rules of the NASDAQ Global Market and relevant federal securities laws and regulations.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. We believe that these agreements are necessary to attract and retain qualified persons as directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

Family Relationships

The only family relationship between any of the executive officers or directors is that between J. Michael Walsh and Christopher L. Walsh. J. Michael Walsh is Christopher L. Walsh’s uncle.

Corporate Governance

The Committee’s Role and Responsibilities

Primary responsibility for Core-Mark’s corporate governance practices rests with the Nominating and Corporate Governance Committee (the “Governance Committee”). The Governance Committee is responsible for, among other things, (i) identifying, screening and reviewing individuals qualified to serve as directors and recommending candidates for nomination for election or to fill vacancies; (ii) overseeing our Company’s policies and procedures for the receipt of stockholder suggestions regarding Board composition and recommendations of candidates or nomination of candidates by the Board; (iii) developing, recommending and overseeing implementation of our Company’s corporate governance guidelines and principles; and (iv) reviewing on a regular basis the overall corporate governance of our Company and recommending improvements when necessary. Described below are some of the significant corporate governance practices that have been instituted by our Board of Directors at the recommendation of the Governance Committee.

Director Independence

The Governance Committee reviews the independence of all Directors annually and reports its findings to the full Board. The Governance Committee has determined that the following Directors are independent within the meaning of the rules of the NASDAQ Global Market and relevant federal securities laws and regulations: Robert A. Allen, Stuart W. Booth, Gary F. Colter, L. William Krause, Harvey L. Tepner and Randolph I. Thornton.

Board Evaluation and Continuing Education

The Board of Directors has adopted a policy whereby the Governance Committee will assist the Board and its committees in evaluating their performance and effectiveness on an annual basis. As part of this evaluation, the Governance Committee assesses the progress in the areas targeted for improvement a year earlier and develops recommendations to enhance the respective Board or committee effectiveness over the next year. In addition, the Governance Committee assists each director in an annual self evaluation of performance designed to identify areas of potential improvement for each individual director. The Governance Committee also assists the Board and its members regarding continuing education initiatives designed to help Board members stay current with developments in corporate governance and director best practices. The Governance Committee has established procedures for a formal orientation program and the continuing education of directors and the tracking of participation in such activities.

Director Nomination Process

The Governance Committee reviews the skills, characteristics and experience of potential candidates for election to the Board of Directors and recommends nominees to the full Board for approval. In addition, the Governance Committee assesses the overall composition of the Board of Directors regarding factors such as size, composition, diversity, skills, significant experience and time commitment to Core-Mark.

It is the Governance Committee’s policy to utilize a variety of means to identify prospective nominees for the Board, and it considers referrals from other Board members, management, stockholders and other external sources such as retained executive search firms. The Governance Committee utilizes the same criteria for evaluating candidates irrespective of their source.

The Governance Committee believes that any nominee must meet the following minimum qualifications:

•	Candidates should be persons of high integrity who possess independence, forthrightness, inquisitiveness, good judgment and strong analytical skills.

•	Candidates should demonstrate a commitment to devote the time required for Board duties including, but not limited to, attendance at meetings.

•	Candidates should possess a team-oriented ethic consistent with Core-Mark’s core values, and be committed to the interests of all stockholders as opposed to those of any particular constituency.

When considering director candidates, the Governance Committee will seek individuals with backgrounds and qualities that, when combined with those of Core-Mark’s other directors, provide a blend of skills and experience that will further enhance the Board’s effectiveness. The Governance Committee has previously retained an executive search firm to assist it in its efforts to identify and evaluate potential director candidates.

To recommend a candidate for consideration, a stockholder should submit a written statement of the qualifications of the proposed nominee, including full name and address, to the Nominating and Corporate Governance Committee Chairman, c/o Core-Mark Holding Company, Inc., 395 Oyster Point Blvd., Suite 415, South San Francisco, California 94080.

Changes to Our Bylaws Regarding Director Nominations by Stockholders

In August 2008, Article II, Section 14 of our bylaws was amended to (i) clarify that the advance notice provisions in our bylaws extend to all stockholder nominations of persons to stand for election as directors of the Company and to all other stockholder proposals of business and are the exclusive means for a stockholder to submit such business, with certain exceptions, (ii) extend the advance notification periods for stockholder proposals and (iii) revise and expand the scope of information that a stockholder must provide in connection with any proposal to explicitly include, among other items, any short position and any hedging or other derivative position.

As amended, Section 14 of our bylaws requires that a stockholder making a proposal must be a holder of record at the time of giving the required notice and must comply with certain other requirements contained in Section 14. To be timely, any nomination or other business to be brought before the annual meeting must be in writing and delivered not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting, with certain exceptions.

As amended, Section 14 of our bylaws requires that a stockholder making a nomination or proposal must provide the Company with certain information, including the ownership interests in Core-Mark, both direct and indirect, of the stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made.

For more information, see the discussion under “Stockholder Proposals for 2010 Annual Meeting” on page 40.

Business Conduct and Compliance

Core-Mark maintains a Code of Business Conduct and Ethics (“the Code”) that is applicable to all directors, officers and employees of our Company. It sets forth Core-Mark’s policies and expectations on a number of topics, including conflicts of interest, protection and proper use of company assets, relationships with customers and vendors (business ethics), accounting practice, and compliance with laws, rules and regulations. A copy of the Code is available on our Company’s website at http://www.core-mark.com/investor-corpgov.htm.

Core-Mark also maintains policies regarding insider trading and communications with the public (Insider Trading Policy) and procedures for the Audit Committee regarding complaints about accounting matters (Whistleblower Policy). The Insider Trading Policy sets forth our Company’s limitations regarding trading in Company securities and the handling of non-public material information. The policy is applicable to directors, officers and employees of Core-Mark and is designed to help ensure compliance with federal securities laws. The Whistleblower Policy was established to set forth the Audit Committee’s procedures to receive, retain, investigate and act on complaints and concerns of employees and stockholders regarding accounting, internal accounting controls and auditing matters, including complaints regarding attempted or actual circumvention of internal accounting controls. Accounting complaints may be made directly to the Chairman of the Audit Committee in writing as follows: Audit Committee Chairman, c/o Core-Mark Holding Company, Inc., 395 Oyster Point Blvd., Suite 415, South San Francisco, CA 94080. Accounting complaints may also be made anonymously to the Core-Mark Financial Compliance Line at (888) 587-3571. A copy of the Audit Committee’s Whistleblower Policy and procedures can be found on Core-Mark’s website at http://www.core-mark.com/investor-corpgov.htm.

Executive Sessions

The Board of Directors believes that regularly scheduled meetings at which only independent directors are present (“executive sessions”) are an important element of “best practice” consideration for the corporate governance process. The use of executive sessions provides a forum for open dialogue and frank discussion among non-management directors on matters concerning the Company and its management and encourages and enhances communication among independent directors. The Board of Directors maintains a regular practice of meeting in executive session during its board meetings.

Succession Planning

The Board of Directors recognizes that a sudden or unexpected change in leadership could cause the Company to experience management transition issues that could adversely affect the Company’s operations, relations with employees and results. To alleviate this concern, the Governance Committee has worked with management to develop and implement a succession plan for the Company’s chief executive officer. The Board of Directors has reviewed and approved this succession plan. In addition, the Board has also reviewed succession plans for senior management.

Communication with Directors

Stockholders or other interested parties wishing to communicate with the Board, the non-management directors or any individual director may do so by contacting the Chairman of the Board by mail, addressed to Chairman of the Board, Core-Mark Holding Company, Inc., 395 Oyster Point Blvd., Suite 415, South San Francisco, California 94080.

All communications to the Board will remain unopened and be promptly forwarded to Chairman of the Board, who shall in turn forward them promptly to the appropriate director(s). Such items as are unrelated to a director’s duties and responsibilities as a Board member may be excluded by the Chairman of the Board, including, without limitation, solicitations and advertisements; junk mail; product-related communications; job referral materials such as resumes; surveys; and material that is determined to be illegal or otherwise inappropriate. The director(s) to whom such information is addressed is informed that the information has been removed, and that it will be made available to such director(s) upon request.

OUR EXECUTIVE OFFICERS

The following table sets forth names, ages and positions of the persons who are our executive officers as of April 20, 2009:

Name	Age	Position
J. Michael Walsh	61	President, Chief Executive Officer and Director
Stacy Loretz-Congdon	49	Senior Vice President and Chief Financial Officer
Thomas B. Perkins	50	Senior Vice President—Resources
Christopher M. Murray	43	Senior Vice President—Marketing and Vendor Consolidation
Christopher L. Walsh	44	Senior Vice President—U.S. Distribution (West)
Scott E. McPherson	39	Senior Vice President—U.S. Distribution (East)
Eric J. Rolheiser	38	President—Canada
Christopher M. Miller	48	Vice President and Chief Accounting Officer

J. Michael Walsh has served as our President and Chief Executive Officer since March 2003 and as a Director since August 2004. From October 1999 to March 2003, Mr. Walsh served as our Executive Vice President—Sales. From April 1991 to January 1996, Mr. Walsh was Senior Vice President—Operations and was Senior Vice President—U.S. Distribution from January 1996 to October 1999. Before joining Core-Mark, Mr. Walsh served as the Senior Vice President—Operations of Food Services of America. Mr. Walsh received a Bachelor of Science degree in industrial engineering from Texas Tech University and a Master of Business Administration degree from Texas A&M at West Texas.

Stacy Loretz-Congdon has served as our Senior Vice President and Chief Financial Officer since December 2006. From January 2003 to December 2006, Ms. Loretz-Congdon served as our Company’s Vice President of Finance and Treasurer and from November 1999 to January 2003 served as our Corporate Treasurer. Ms. Loretz-Congdon joined Core-Mark in May 1990 and has served various functions in accounting and finance since that time. Prior to joining Core-Mark, Ms. Loretz-Congdon was an auditor for Coopers & Lybrand. She received her Bachelor of Science degree in accounting from California State University, San Francisco and is a Certified Public Accountant.

Thomas B. Perkins has served as our Senior Vice President—Resources since June 2007. From September 2003 to June 2007, Mr. Perkins served as Vice President—U.S. Divisions and from January 2001 to August 2003, he served as the President of the Arizona distribution center. From September 1996 to December 2000, Mr. Perkins served as the President of our Spokane distribution center and from August 1993 to August 1996 served as Controller of our Los Angeles distribution center. Prior to joining Core-Mark, Mr. Perkins was a Controller with Pepsi-Cola Company. Mr. Perkins received a Bachelor of Science degree from Northern Arizona University.

Christopher M. Murray has served as our Senior Vice President—Marketing and Vendor Consolidation since June 2007. From June 2004 to June 2007, Mr. Murray served as our Vice President of Marketing. Prior to joining Core-Mark, Mr. Murray served as Manager of Retail Strategy at Shell Oil Products and as a Sales Manager for Motiva Enterprises. Mr. Murray received a Bachelor of Science degree from the University of Puget Sound and a Master of Business Administration from Portland State University.

Christopher L. Walsh has served as our Senior Vice President—U.S. Distribution (West) since June 2007. Mr. Walsh joined Core-Mark in 1995 as Director of Foodservice. He was promoted to Vice President—Merchandising in 1997, Vice President—Marketing in 1999 and Senior Vice President—Sales and Marketing in 2003. Prior to joining Core-Mark, Mr. Walsh served in marketing management positions at Nestle, Tyson Foods and Taco Bell. Mr. Walsh received a Bachelor of Arts degree in economics and English from the University of Puget Sound and a Master of Business Administration degree from the Kellogg Graduate School of Management at Northwestern University.

Scott E. McPherson has served as our Senior Vice President—U.S. Distribution (East) since June 2007. From January 2003 to June 2007 Mr. McPherson served as Vice President—U.S. Divisions and from June 2001 to January 2003, he served as President of our Fort Worth distribution center. From June 2000 to June 2001, Mr. McPherson served as our Director of Corporate Marketing and from September 1992 to June 2000 he served as General/Area Sales Manager of our Portland distribution center. Mr. McPherson received a Bachelor of Science degree in business administration from Lewis & Clark College and a Master of Business Administration degree from the University of Portland.

Eric J. Rolheiser has served as our President, Canada since January 2009, following his promotion from the position of Vice President of Canada Operations. From 2004 through 2007, Mr. Rolheiser served as a Division President in our Canadian operations where he was responsible for the overall management of all facets of the business at the divisional level. Mr. Rolheiser joined Core-Mark in 1992 and has served as Sales Supervisor, Food Service Manager, Divisional General Sales Manager and Corporate Director of Sales and Marketing for our Canadian operations. Mr. Rolheiser received his education at Northern Alberta Institute of Technology in Business Administration.

Christopher M. Miller has served as our Vice President and Chief Accounting Officer since January 2007. Prior to joining Core-Mark, Mr. Miller was employed by Cost Plus World Market, a specialty retailer, where he served as Vice President and Controller since 2002. Prior to his time with Cost Plus, Mr. Miller served as Chief Financial Officer of Echo Outsourcing, a provider of business process outsourcing, from 2000 to 2002 and in various financial roles at Levi Strauss & Co. from 1996 to 2000. Mr. Miller received a Bachelor of Business Administration degree in accounting from Dowling College and is a Certified Public Accountant.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion provides an overview and analysis of our compensation programs and policies and the major factors that shape the creation and implementation of those policies. In this discussion and analysis, and in the more detailed tables and narrative that follow, we will discuss compensation and compensation decisions relating to the following persons, whom we refer to as our named executive officers:

J. Michael Walsh, our President and Chief Executive Officer (CEO);

Stacy Loretz-Congdon, our Senior Vice President and Chief Financial Officer (CFO);

Christopher L.Walsh, our Senior Vice President—U.S. Distribution (West);

Christopher M. Murray, our Senior Vice President—Marketing and Vendor Consolidation; and

Thomas B. Perkins, our Senior Vice President—Resources.

Objectives of Our Compensation Programs

Our compensation program for executive officers is structured to achieve the following objectives:

•	Attract and retain talented professionals, while emphasizing the challenges and rewards associated with a fast paced, stimulating, entrepreneurial environment.

•

Align individual and organizational goals with that of our stakeholders and customers. We believe that it is primarily the dedication, creativity, competence and experience of our entire workforce that enables us to compete, given the realities of the industry in which we operate. History has shown that our business is not easily nor quickly mastered by people attempting to migrate from other industries. We attempt to retain our experienced, long-term employees, avoid employee turnover, create a cadre of dedicated professionals focused on increasing stockholder value, align the interests of our employees and stockholders and foster an ownership mentality in our executives by giving our employees a meaningful stake in our success through our equity incentive and cash bonus programs.

•

Achieve meaningful results and add value to our Company through a results-oriented reward structure. Since we operate on low margins we cannot afford to over-pay, and for this reason we attempt to link compensation closely to results by structuring a significant portion of executive compensation as a results-based bonus.

•

Tailor individual incentives within different segments of the organization depending on the priorities and needs existing at the time. This facilitates individual focus to capitalize on opportunities and to correct weaknesses in a particular segment of the organization. We view our Divisions as stand-alone businesses that require empowered, capable, local management expertise to operate effectively. We attempt to encourage an entrepreneurial approach in our division-level executives by using bonus targets tied to divisional or regional results and other, individually tailored, objectives.

•

Integrate strategic goals and objectives throughout all facets of the organization. This enables quicker, more effective execution of strategic corporate objectives. Our ability to modify and tailor the components of our cash bonus program allows us to revise these components from year to year and executive to executive as our strategic goals evolve.

•

Make proportionality and common sense the rule. We do not believe in a formulaic approach to compensation based on job classification. This means that compensation should be proportionate to the impact that an executive can have on the organization, that equal contributors should be treated equally, that we respect the low margin nature of our business by linking pay to performance, and that we avoid excessive disparity between CEO or other senior level compensation and the compensation of the balance of our management team.

Elements of Executive Compensation

Total compensation for our executive officers consists of the following elements of pay:

•	Base salary.

•	Annual cash incentive bonus dependent on our financial performance and achievement of individual objectives.

•	Long-term equity incentive compensation through annual grants of equity-based awards that vest over time. Awards consist of restricted stock units, performance shares and stock options.

•	An executive severance plan providing for severance payments upon involuntary termination of an executive other than for cause.

•

Participation in retirement benefits available to U.S. employees through a 401(k) Savings Plan and to employees in Canada through a Registered Retirement Savings Plan (RRSP). We do not offer other types of retirement or pension plans to our executive officers.

•

Health and welfare benefits that are available to substantially all our employees. We share the expense of such health and welfare benefits with our employees, the cost depending on the level of benefits coverage an employee elects to receive.

•

Group life, accidental death & dismemberment and short and long term disability insurance is also provided to our executive officers and non-executive employees. Executive officers, other senior officers and managers are also provided with additional group life insurance, determined as a percentage of base salary, subject to a cap.

What We Reward, Why We Pay Each Element of Compensation and How Each Element Relates to Our Compensation Objectives

Our base salaries and base benefits such as 401(k), RRSP, severance, group health and group life insurance are designed to attract and retain qualified and dedicated professionals by providing a base standard that is competitive in the markets in which we operate, and are intended to compensate for performing the basic functions of an executive position. Base salaries are not intended to provide the total compensation potential for an executive who has the capacity and opportunity to move our business forward.

Our Compensation Philosophy

We attempt to maximize stockholders’ value by adhering to the following when determining our executive compensation package:

•

Emphasize Stockholder Value—As an incentive to create value for stockholders, a substantial portion of executive compensation is tied to the value of our common stock, specifically those financial measures that correlate closely with total stockholders return, such as revenues and pre-tax net profit. For example, we seek to reward our executives based on our consolidated Company operating results or operating results of the relevant region meeting a pre-determined level of adjusted FIFO pre-tax net profit, which is related to our bottom line performance measured by net income and earnings per share.

•

Align Executive and Stockholder Interests—By rewarding our executives based on increases in our stock price over time through our equity incentive plan, we reward business performance that puts our stockholders’ interests at the forefront. For instance, our equity awards consists of restricted stock units, stock options and performance shares that vest over a longer period of time than our cash bonus program.

•

Place High Portion of Pay at Risk—Our executive compensation is strongly linked to measured performance with a substantial portion of pay at risk. In placing a high portion of pay at risk, we are incentivizing our executives to put forward their best performance, as they are the change agents in our organization who have the capacity and opportunity to move our business forward.

Accordingly, the results we attempt to reward may vary from executive to executive and from year to year. A more detailed discussion of factors used in 2008 in determining the compensation of our named executive officers appears below.

How We Determine the Amounts We Pay

Base Salary

In setting, reviewing and adjusting base salaries and the levels and scope of our benefits programs we consider a number of factors, including both external factors such as market conditions as well as other factors that are not readily measured by performance goals. Such factors include: the specific expertise, capabilities and potential of the individual; our perception of market wage conditions and the amounts required to attract and retain capable executives; and our experience in attracting and keeping managers with similar responsibilities. We relied on our own internal evaluations in setting base salaries for 2008, but we occasionally review publicly available salary data from companies we consider similar to Core-Mark.

We do not ascribe to rigid, formulaic, mandated salary brackets. Our Chief Executive Officer (CEO) recommends base salaries for our executive management team (including our named executive officers) based on the CEO’s subjective evaluation of each executive’s general level of performance and contribution to our Company over the prior year. These recommendations are then evaluated, discussed, modified as appropriate and ultimately approved by the Compensation Committee. The Compensation Committee’s review and approval occurs at the regularly scheduled meeting of the Committee held in January of each year.

Base salaries for 2008 were set by our Compensation Committee in January 2008. In January 2009, the Compensation Committee approved new base salaries for 2009. Base salaries of our named executive officers for 2008 and 2009 are disclosed in the table below.

Officer	2008 Base	2009 Base	Percentage Increase
J. Michael Walsh	$470,452	$483,389	2.8%
Stacy Loretz-Congdon	$268,683	$282,117	5.0%
Christopher L.Walsh	$240,402	$247,614	3.0%
Christopher M. Murray	$206,000	$221,450	7.5%
Thomas B. Perkins	$240,000	$247,200	3.0%

Annual Incentive Bonus Program

Management-By-Objectives Evaluation

We have established an annual bonus program that is designed around our Company’s, or relevant region’s, achievement of identified financial goals supplemented by a “management-by-objectives” format. This means an executive’s bonus potential is based on our Company’s or region’s actual performance against specified financial goals and on the executive achieving certain individual objectives that are above and beyond the basic functions of the job or that complement our Company’s overall business objectives.

Bonus Incentive is “At Risk” Based on Company’s Performance

Bonus payments are “at risk” and depend on both the results of our Company or region, as applicable, and the executive’s department and/or division as well as the executive’s own, specific contribution to reaching such objectives. Overall Company-wide bonus levels are designed to provide an appropriate level of results-based incentives to our executive team while bearing in mind that our Company is a low-margin business and must control costs.

Annual bonus objectives for our executive officers (other than the CEO) are developed through discussions between our CEO and the affected executives in conjunction with the annual business planning process. The proposed objectives for our named executive officers resulting from these discussions are then reviewed, adjusted if necessary and ultimately approved by our Compensation Committee after discussion with our CEO. Bonus objectives for our CEO are established through discussions between the CEO and the Compensation Committee. The applicable bonus criteria change to some degree each year to fit the current needs of our Company and/or region. The level of an executive’s total maximum bonus opportunity is structured as a percentage of base salary.

Bonus Parameters and Requirements for 2008 and 2009

In 2008, total maximum bonus opportunities for our named executive officers were 150% of base salary for our CEO and 80% of base salary for our other named executive officers. These percentages will continue to apply for 2009. The total maximum bonus for each executive is allocated among several bonus objectives, with a specified percentage of the maximum bonus allocated to each objective.

1. Threshold Requirement for Bonus Payment

Our bonus objectives include a threshold requirement that our Company realize a certain percentage of its planned adjusted FIFO pre-tax net profit on a Company-wide basis (for corporate level executives) or a similar financial metric for a particular region (for executives whose responsibilities related primarily to a certain region). Adjusted FIFO pre-tax net profit is defined as pre-tax net profit calculated using the “First-In, First-Out” method of accounting in determining cost of goods sold, subject to other adjustments, and resulting income. In the discussion that follows, we refer to this adjusted FIFO pre-tax net profit measure as Adjusted FIFO PTNP. Satisfaction of the applicable Adjusted FIFO PTNP requirement is a precondition to the payment of any bonuses. For 2008, the applicable threshold requirement was 75% of planned Adjusted FIFO PTNP. The same percentage requirement will apply in 2009. For executives whose responsibilities are considered to be Company-wide (including our Chief Executive Officer and Chief Financial Officer), the Adjusted FIFO PTNP threshold is based on overall Company results. For executives whose responsibilities relate primarily to a particular region, such as Mr. C. Walsh (U.S. Distribution-West), this threshold is based on regional results. In 2008, our Company achieved our planned Adjusted FIFO PTNP on a Company-wide basis and also in the U.S. Distribution-West region. As a result, the threshold requirement was met Company-wide and in the U.S. West region.

2. Company and Individual Objective Requirements

In addition to the applicable Adjusted FIFO PTNP threshold requirement discussed above, each executive was given a set of individual objectives, each of which was assigned a weight, or percentage of the maximum available bonus (based on the importance of the objective for the year and the ability of the executive to influence the result). Specific objectives and relative weights for each named executive officer are discussed in more detail below. In general, for each executive these consisted of an objective based on revenues or sales (15% of total bonus in 2008), an objective based on Adjusted FIFO PTNP (ranging from 30% to 35% of total bonus in 2008), an objective based on new VCI and Fresh sales (defined as incremental dairy, bread and coffee sales over 2007) (ranging from 15% to 30% of total bonus in 2008) and other objectives tailored to the responsibilities of that executive.

3. Performance Levels for Each Objective

Our bonus plans provide for three levels of possible performance and a resulting bonus payout for each objective as follows:

(1)	Performance at the “Exceptional” level for any objective entitles an executive to the maximum amount allocated to that objective. In general, this level represents achievement well in excess of plan for our Company or the relevant region.

(2)	Performance at the “Outstanding” level for any objective entitles the executive to two-thirds of the maximum amount allocated to that objective. This level generally represents the approved operating plan for our Company or the relevant region.

(3)	Performance at the “Threshold” level for any objective entitles the executive to one-third of the maximum amount allocated to that objective. This level represents the minimal level of performance deemed worthy of a bonus.

The CEO has the authority, with the approval of the Compensation Committee, to establish different target levels based on his subjective evaluation of a region or our Company’s operating plan. For example, if the CEO views a component of a plan as exceptionally aggressive or challenging, that plan, or amounts close to that plan, may be set as the “Exceptional” performance level for that component of the bonus, and the “Outstanding” and “Threshold” levels would be adjusted accordingly. Bonus payments are generally conditioned on an executive’s continued employment as of December 31 of the relevant year, although this requirement may be waived by the Compensation Committee.

Our Company-wide bonus criteria for 2008 were as follows[1]:

Company-Wide Measure	Threshold	Outstanding	Exceptional
Revenues	$5,899	$6,200	$6,450
Adjusted FIFO PTNP	$37.9	$41.9	$48.6
Vendor Consolidation and Fresh Sales (VCI/Fresh Sales)	$60.0	$90.0	$120.0

[1]	Dollars in millions.

In 2008, the Revenues objective reached the “Threshold” level, while the Adjusted FIFO PTNP objective did not reach the “Threshold” level. In addition, the VCI/Fresh Sales objective reached the “Outstanding” level. Therefore, on a Company-wide basis, the Compensation Committee approved bonuses at the “Threshold” level (one-third of the maximum) for the portion of bonus applicable to the Revenues objective, no bonus for the Adjusted FIFO PTNP objective, and the “Outstanding” level (two-thirds of the maximum) for the portion of bonus applicable to the VCI/Fresh Sales objective.

Our bonus criteria for U.S. Distribution (West) were as follows[1]:

U.S. Distribution (West) Measure	Threshold	Outstanding	Exceptional
Revenues	$2,780	$2,982	$3,062
Adjusted FIFO PTNP	$21.6	$26.6	$29.9
Vendor Consolidation and Fresh Sales (VCI/Fresh)[2]	50%	75%	100%

[1]	Dollars in millions.
[2]	Results measured as a percentage of the planned U.S. Distribution (West) VCI and fresh sales for 2008.

The U.S. West region achieved the Revenues objective at the “Threshold” level and the Adjusted FIFO PTNP objective at the “Exceptional” level in 2008. In addition, the VCI/Fresh Sales objective reached the “Threshold” level. Therefore, for the U.S. West region, the Compensation Committee approved bonuses at the “Threshold” level (one-third of the maximum) for the portion of bonus applicable to the Revenues objective, the “Exceptional” level (100% of the maximum) for the portion of bonus applicable to the Adjusted FIFO PTNP objective, and the “Threshold” level (one-third of the maximum) for the portion of bonus applicable to the new VCI/Fresh Sales objective.

4. Compensation Committee Review

All elements of our bonus program are subject to review and, where appropriate, waiver and adjustment in the discretion of our Compensation Committee. The Compensation Committee has waived certain requirements when in its judgment such a waiver was appropriate and in the best interests of our Company. No waivers were requested or approved for 2008.

Equity Incentive Program

We believe that the best way of assuring that management’s decision-making is in alignment with the interests of our stockholders is to provide sufficiently meaningful stock ownership opportunities to management. Our Equity Incentive Program provides incentives necessary to retain executive officers and reward them for short-term company performance while creating long-term incentives to sustain our Company’s performance.

We have previously made grants of stock options, restricted stock and restricted stock units to executives under our 2004 Long-Term Incentive Plan and 2005 Long-Term Incentive Plan, which were developed as a result of our Company’s emergence from bankruptcy in 2004. Allocation of grants was based on an executive’s level of responsibility, potential, and ability to affect the strategic interests of our Company. Such grants have been generally subject to a vesting period of approximately three years.

In July 2007, our Company adopted the 2007 Long-Term Incentive Plan (2007 LTIP). The plan was intended to accomplish more traditional compensation objectives by focusing on our Company’s long-term business goals through assigned performance metrics. On January 31, 2008, each of our named executive officers received the following equity awards under the 2007 LTIP:

Equity Award	Shares Awarded
Restricted Stock Units[1]	8,645
Option Shares[1]	8,645
Performance Shares	8,645

[1]	One-third of the options and restricted stock units granted vested on January 1, 2009, with the remaining two-thirds vesting in equal quarterly installments over the following two years.

Each award of performance shares specified a percentage of the performance shares that would be deemed earned (subject to vesting) upon the achievement of “Threshold,” “Outstanding” or “Exceptional” goals during 2008 based on the metrics described below. The performance level achieved during the calendar year-long performance period is determined by our Compensation Committee the following January. One-third of any performance shares so earned vest upon the determination by the Compensation Committee of the performance level achieved, with the remaining two-thirds vesting in equal quarterly installments over the following two years.

The metrics for the 2008 Performance Shares were as follows:

1.	Iron Bar—is defined as operating expense as a percentage of gross profits adjusted for significant unplanned income or expense items.

2.	Vendor Consolidation Initiatives—is based on sales growth in dairy and bread commodity categories.

3.	Return on Net Assets (“RONA”)—is based on our Company-wide return on net assets.

The following table shows the three levels of performance used for calculating the award of performance shares for 2008 and the percentage of performance shares allocated to each measure:

Factor	Weight of Total Shares	Threshold	Outstanding	Exceptional
Iron Bar	33.3%	88.2%	86.7%	85.4%
Vendor Consolidation Initiatives ($ in millions)	33.3%	$61.6	$81.6	$96.6
Return on Net Assets (RONA)	33.3%	17.9%	20.1%	21.2%

At the Threshold level for any factor one-third of the performance shares allocable to that factor would be awarded, at the Outstanding level two-thirds would be awarded, and at the Exceptional level all performance shares applicable to such factor would be awarded. In the case of performance falling between two levels, the percentage of shares awarded would be determined by proration between the two levels.

2008 Performance Shares Awarded Based on Achieved Performance

The following table shows the performance share awards approved by the Compensation Committee for each performance factor:

Factor	Weight of Total Shares	Level of Performance Achieved in 2008	Approved Award Percentage
Iron Bar	33.3%	Threshold	12.5%[1]
Vendor Consolidation Initiatives	33.3%	Threshold	12.1%[2]
Return on Net Assets (RONA)	33.3%	Threshold	11.3%[3]

Performance Shares Awarded			35.9%

[1]	Represents 37.6% of the 33.3% weight allocated to this factor.
[2]	Represents 36.3% of the 33.3% weight allocated to this factor.
[3]	Represents 33.9% of the 33.3% weight allocated to this factor.

Compensation Committee Review of Equity Incentive Program

All elements of our Equity Incentive program are subject to review and, where appropriate, also subject to waiver and adjustment in the discretion of our Compensation Committee.

Executive Severance Plan

Under the terms of our Executive Severance Policy, corporate officers and vice presidents as well as division presidents are entitled to severance upon their involuntary termination for reasons other than cause, gross misconduct or an insured long-term disability. Severance payments for U.S. based executives are based upon years of service and range from two months base salary for less than two years of service, up to 18 months of base salary for over 20 years of service. In addition, U.S. executives are entitled to a pro-rata bonus for the year terminated and would receive COBRA cost reimbursements during the severance period. Canada-based executives receive severance in accordance with provincial law, which can range up to two years of base salary, bonus and benefits. To receive any benefits under the Executive Severance Policy, an executive must sign a release of liability for the benefit of our Company. See the discussion under “Potential Post-Employment Payments to Named Executive Officers” on page 37 for a quantification of the amounts that would have been payable to our named executive officers upon a Board approved retirement or upon a change of control as of December 31, 2008.

Perquisites

We generally do not provide automobile allowances, club memberships or other perquisites to our executives.

Other Benefits

All of our executive officers are eligible to participate in our group life, accidental death & dismemberment and short and long term disability insurance programs, which are also available to our non-executive employees. In addition, our named executive officers and other senior officers and managers are provided with additional group life insurance, at a rate of one and one-half times base salary up to a maximum of $300,000.

Our named executive officers are also entitled to participate in our 401(k) on the same terms as our other employees. Under the 401(k) plan, our Company matches 100% of United States employee contributions up to 2% of base salary, and matches 25% of employee contributions from 2% to 6% of base salary. Company contributions for United States employees vest when paid in January of the year following the year for which they are made.

Compensation of the Named Executive Officers for Year Ended December 31, 2008

J. Michael Walsh—President and Chief Executive Officer

Mr. Walsh’s base salary for 2008 was $470,452. His maximum annual incentive bonus for 2008 was $705,680 (150% of base salary). Mr. Walsh’s bonus opportunity was divided among various components described in the following table:

Bonus Component	Weight
Total Company revenues	15%
Company-wide Adjusted FIFO PTNP[1]	30%
Incremental new Vendor Consolidation and “fresh” product sales[2]	19%
Recovery of general declining cigarette profits through mark-ups, manufacturers’ rebates or other means[2]	15%
Various individual non-financial objectives	21%

Total	100%

[1]	No bonus was made to the executive under this bonus component because the minimum criterion was not met.
[2]	As adjusted and approved at the discretion of the Compensation Committee.

Based on our Company’s results for 2008 and after review and adjustments, the Compensation Committee approved payment of one-third of the maximum bonus applicable to the Revenues objective, no bonus for the Adjusted FIFO PTNP objective, and two-thirds of the maximum bonus applicable to the new VCI/Fresh Sales objective. The Compensation Committee also determined that Mr. Walsh had earned two-thirds of the bonus applicable to his cigarette profit recovery objective and 44% of the bonus applicable to his individual non-financial objectives. The Compensation Committee approved a cash bonus payment to Mr. Walsh of $261,215 for 2008.

On January 31, 2008, our Company granted Mr. Walsh the following equity awards under the 2007 LTIP Plan:

Equity Award	Shares Awarded
Restricted Stock Units[1]	8,645
Option Shares[1]	8,645
Performance Shares[2]	8,645

[1]	One-third of the options and restricted stock units granted vested on January 1, 2009, with the remaining two-thirds vesting in equal quarterly installments over the following two years.
[2]	The award of these shares was subjected to our Company meeting the 2008 performance share metrics described in the “Equity Incentive Program” section above.

Based upon our Company’s performance with respect to the performance share goals during 2008, Mr. Walsh earned a total of 3,103 performance shares (35.9% of his maximum potential award). One-third of those shares vested on January 21, 2009, and the balance will vest in equal quarterly installments over a two-year period.

Stacy Loretz-Congdon—Senior Vice President and Chief Financial Officer

Ms. Loretz-Congdon’s base salary for 2008 was $268,863. Her maximum bonus for 2008 was $215,091 (80% of her base salary). Ms. Loretz-Congdon’s bonus opportunity was divided among various components described in the following table:

Bonus Component	Weight
Total Company revenues	15%
Company-wide Adjusted FIFO PTNP[1]	35%
Incremental new Vendor Consolidation and “fresh” product sales[2]	15%
Recovery of general declining cigarette profits through mark-ups, manufacturers’ rebates or other means[2]	15%
Various individual non-financial objectives	20%

Total	100%

[1]	No bonus was made to the executive under this bonus component because the minimum criterion was not met.
[2]	As adjusted and approved at the discretion of the Compensation Committee.

Based on our Company’s results for 2008 and after review and adjustments, the Compensation Committee approved payment of one-third of the maximum bonus applicable to the Revenues objective, no bonus for the Adjusted FIFO PTNP objective, and two-thirds of the maximum bonus applicable to the new VCI/Fresh Sales objective. The Compensation Committee also determined that Ms. Loretz-Congdon had earned two-thirds of the bonus applicable to her cigarette profit recovery objective and 100% of the bonus applicable to her individual non-financial objectives. Based on the foregoing, the Compensation Committee approved a cash bonus payment to Ms. Loretz-Congdon of $96,818 for 2008.

On January 31, 2008, our Company granted Ms. Loretz-Congdon the following equity awards under the 2007 LTIP Plan:

Equity Award	Shares Awarded
Restricted Stock Units[1]	8,645
Option Shares[1]	8,645
Performance Shares[2]	8,645

[1]	One-third of the options and restricted stock units granted vested on January 1, 2009, with the remaining two-thirds vesting in equal quarterly installments over the following two years.
[2]	The award of these shares was subjected to our Company meeting the 2008 performance share metrics described in the “Equity Incentive Program” section above.

Based upon our Company’s performance with respect to these goals during 2008, Ms. Loretz-Congdon earned a total of 3,103 performance shares (35.9% of her maximum potential award). One-third of those shares vested on January 21, 2009, and the balance will vest in equal quarterly installments over a two-year period.

Christopher L. Walsh—Senior Vice President—U.S. Distribution (West)

Mr. C. Walsh’s base salary for 2008 was $240,402. His maximum annual incentive bonus for 2008 was $192,322 (80% of base salary). Mr. C. Walsh’s bonus opportunity was divided among various components described in the following table:

Bonus Component	Weight
Total revenues in U.S. Distribution—West	15%
Adjusted FIFO PTNP in U.S. Distribution—West	35%
Incremental new Vendor Consolidation and “fresh” product sales based on U.S. Distribution – West’s plan[1]	30%
Recovery of general declining cigarette profits in the U.S. Distribution – West region through mark-ups, manufacturers’ rebates or other means[1]	20%

Total	100%

[1]	As adjusted and approved at the discretion of the Compensation Committee.

Based on our Company’s results for 2008 in the U.S. Distribution—West region and after review and adjustments, the Compensation Committee approved payment of one-third of the maximum bonus applicable to the Revenues objective, 100% of the maximum bonus applicable to the Adjusted FIFO PTNP objective, and one-third of the maximum bonus applicable to the new VCI/Fresh Sales objective. The Compensation Committee also determined that Mr. C. Walsh had earned two-thirds of the bonus applicable to his cigarette profit recovery objective. Based on the foregoing, the Compensation Committee approved a cash bonus payment to Mr. C. Walsh of $121,838 for 2008.

On January 31, 2008, our Company granted Mr. C. Walsh the following equity awards under the 2007 LTIP Plan:

Equity Award	Shares Awarded
Restricted Stock Units[1]	8,645
Option Shares[1]	8,645
Performance Shares[2]	8,645

[1]	One-third of the options and restricted stock units granted vested on January 1, 2009, with the remaining two-thirds vesting in equal quarterly installments over the following two years.
[2]	The award of these shares was subjected to our Company meeting the 2008 performance share metrics described in the “Equity Incentive Program” section above.

Based upon our Company’s performance with respect to these goals during 2008, Mr. C. Walsh earned a total of 3,103 performance shares (35.9% of his maximum potential award). One-third of those shares vested on January 21, 2009, and the balance will vest in equal quarterly installments over a two-year period.

Christopher M. Murray—Senior Vice President—Marketing and Vendor Consolidation

Mr. Murray’s base salary for 2008 was $206,000. His maximum annual incentive bonus for 2008 was $164,800 (80% of base salary). Mr. Murray’s bonus opportunity was divided among various components as described in the following table:

Bonus Component	Weight
Total Company revenues	15%
Company-wide Adjusted FIFO PTNP[1]	35%
Incremental new Vendor Consolidation and “fresh” product sales[2]	30%
Various individual non-financial objectives[2]	20%

Total	100%

[1]	No bonus was made to the executive under this bonus component because the minimum criterion was not met.
[2]	As adjusted and approved at the discretion of the Compensation Committee.

Based on our Company’s results for 2008 and after review and adjustments, the Compensation Committee approved payment of one-third of the maximum bonus applicable to the Revenues objective, no bonus for the Adjusted FIFO PTNP objective, and two-thirds of the maximum bonus applicable to the new VCI/Fresh Sales objective. The Compensation Committee also determined that Mr. Murray had earned 100% of the bonus applicable to his individual non-financial objectives. Based on the foregoing, the Compensation Committee approved a cash bonus payment to Mr. Murray of $74,160.

On January 31, 2008, our Company granted Mr. Murray the following equity awards under the 2007 LTIP Plan:

Equity Award	Shares Awarded
Restricted Stock Units[1]	8,645
Option Shares[1]	8,645
Performance Shares[2]	8,645

[1]	One-third of the options and restricted stock units granted vested on January 1, 2009, with the remaining two-thirds vesting in equal quarterly installments over the following two years.
[2]	The award of these shares was subjected to our Company meeting the 2008 performance share metrics described in the “Equity Incentive Program” section above.

Based upon our Company’s performance with respect to these goals during 2008, Mr. Murray earned a total of 3,103 performance shares 35.9% of his maximum potential award). One-third of those shares vested on January 21, 2009, and the balance will vest in equal quarterly installments over a two-year period.

Thomas B. Perkins—Senior Vice President—Resources

Mr. Perkins’ base salary for 2008 was $240,000. His maximum annual incentive bonus for 2008 was $192,000 (80% of base salary). Mr. Perkins’ bonus opportunity was divided among various components described in the following table:

Bonus Component	Weight
Total Company revenues	15%
Company-wide Adjusted FIFO PTNP[1]	35%
Incremental new Vendor Consolidation and “fresh” product sales[2]	20%
Various individual non-financial objectives[2]	30%

Total	100%

[1]	No bonus was made to the executive under this bonus component because the minimum criterion was not met.
[2]	As adjusted and approved at the discretion of the Compensation Committee.

Based on our Company’s results for 2008 and after review and adjustments, the Compensation Committee approved payment of one-third of the maximum bonus applicable to the Revenues objective, no bonus for the Adjusted FIFO PTNP objective, and two-thirds of the maximum bonus applicable to the new VCI/Fresh Sales objective. The Compensation Committee also determined that Mr. Perkins had earned 66% of the bonus applicable to his individual non-financial objectives. Based on the foregoing, the Compensation Committee approved a cash bonus payment to Mr. Perkins of $73,613 for 2008.

On January 31, 2008, our Company granted Mr. Perkins the following equity awards under the 2007 LTIP Plan:

Equity Award	Shares Awarded
Restricted Stock Units[1]	8,645
Option Shares[1]	8,645
Performance Shares[2]	8,645

[1]	One-third of the options and restricted stock units granted vested on January 1, 2009, with the remaining two-thirds vesting in equal quarterly installments over the following two years.
[2]	The award of these shares was subjected to our Company meeting the 2008 performance share metrics described in the “Equity Incentive Program” section above.

Based upon our Company’s performance with respect to these goals during 2008, Mr. Perkins earned a total of 3,103 performance shares (35.9% of his maximum potential award). One-third of those shares vested on January 21, 2009, and the balance will vest in equal quarterly installments over a two-year period.

Change of Control Matters

None of our named executive officers have employment agreements, and all are employees at will. However, certain of our plans do provide for benefits that could be triggered by a change of control. Under our 2004, 2005 and 2007 Long-Term Incentive Plans (and related grant agreements), in the event we are acquired by a non-public company, all outstanding options become fully exercisable and vested, all restrictions on restricted stock units (and all deferral periods on deferred restricted stock units) lapse and vesting on all earned performance shares accelerates. In addition, if we are acquired by a public company and a named executive officer is terminated without cause or resigns with good reason within one year after we are acquired, then generally all such named executive officer’s unvested option shares, restricted stock units and earned performance shares will immediately vest. If the change of control under either scenario occurs before the completion of the applicable performance period under a performance share award, such performance share will vest at the “Outstanding” target level. (See “Change of Control” section on page 36 for further discussion).

In addition to the change of control provisions described above, our named executive officers are participants under our severance policies. Refer to the discussion under “Potential Post-Employment Payments to Named Executive Officers” on page 37 for a discussion of these arrangements and the quantification of the amounts that would have been payable to our named executive officers upon a Board approved retirement or upon a change of control as of December 31, 2008.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to our Chief Executive Officer and each of the next four most highly compensated executive officers. The Compensation Committee considers the anticipated tax treatment of Core-Mark and its executive officers when reviewing the executive compensation programs. However, the Compensation Committee will not necessarily seek to limit executive compensation to amounts deductible under Section 162(m), as the Compensation Committee wishes to maintain flexibility to structure our executive compensation programs in ways that best promote the interests of our Company and its stockholders.

Other Considerations

The Compensation Committee has sole authority to engage and terminate outside advisors or consultants to assist in carrying out its responsibilities. Consultants are selected by the Compensation Committee and report directly to the Chair of the Compensation Committee. For 2008, the Compensation Committee retained the services of Towers Perrin HR Service as its independent compensation consultant. Towers Perrin conducted a review of all elements of compensation for executive officers considering compensation provided by peer companies to executives exercising similar responsibilities. Based upon this review, Towers Perrin provided recommendations and assistance with respect to total compensation of executive officers.

We have not adopted polices and procedures designed to reclaim or “claw back” incentive awards made on the basis of financial results that are later restated. However, our three Long-Term Incentive Plans (LTIP) do contain provisions providing for the recovery of gains made by any executive from the exercise of options within one year prior to the executive’s termination for Cause, as defined in the plans.

Our Board of Directors has also adopted a Statement of Policy providing that we will not engage in the re-pricing of stock options granted under our 2007 Long-Term Incentive Plan, and that shares awarded under that plan that are forfeited by grantees will not be available for re-grant.

COMPENSATION COMMITTEE REPORT

The Compensation Committee (the “Committee”) administers Core-Mark’s compensation program for executive officers. The Committee’s role is to oversee Core-Mark’s compensation plans and policies, annually review and approve all such executive officers’ compensation, approve annual bonus awards, and administer Core-Mark’s long-term incentive plans (including reviewing and approving grants to Core-Mark’s executive officers).

The Committee’s charter reflects these various responsibilities, and the Committee and the Board of Directors periodically review and revise the charter. The Board of Directors determines the Committee’s membership, which currently consists of four non-employee directors. All of the Committee’s members are “independent” under the rules of the NASDAQ Stock Market. The Committee meets at scheduled times during the year and it also considers and takes action by written consent. The Committee Chairman, L. William Krause, reports any Committee actions or recommendations to the full Board of Directors.

The Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on that review and those discussions, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

The Committee is pleased to submit this report to Core-Mark’s stockholders.

COMPENSATION COMMITTEE

L. William Krause, Chairman

Robert A. Allen

Gary F. Colter

Randolph Thornton

COMPENSATION OF NAMED EXECUTIVES

The following table summarizes all compensation paid in 2008, 2007 and 2006 to our principal executive officer, our principal financial officer and to our three other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 for services rendered in all capacities to Core-Mark in 2008, 2007 and 2006. We refer to these executive officers as the named executive officers.

Summary Compensation Table

Name & Principal Position	Year	Salary ($)[1]	Stock Awards ($)[2]	Option Awards ($)[3]	Non-Equity Incentive Plan Compensation ($)[4]	All Other Compensation ($)[5]	Total ($)
J. Michael Walsh	2008	$471,378	$177,877	$40,405	$261,215	$9,134	$960,009
President & Chief Executive Officer	2007	$457,204	$326,968	$103,030	$—	$9,245	$896,447
	2006	$435,000	$250,866	$146,372	$206,400	$8,289	$1,046,927

Stacy Loretz-Congdon	2008	$268,531	$259,417	$40,405	$96,818	$8,424	$673,595
Sr. VP & Chief Financial Officer	2007	$261,275	$299,443	$55,815	$—	$7,298	$623,831
	2006	$187,731	$132,334	$73,186	$100,070	$6,625	$499,946

Christopher L. Walsh	2008	$240,163	$177,877	$40,405	$121,838	$8,488	$588,771
Sr. VP—U.S. Distribution (West)	2007	$233,439	$281,662	$83,360	$46,685	$7,249	$652,395
	2006	$226,348	$198,582	$115,881	$99,723	$7,732	$648,266

Christopher M. Murray[6]	2008	$205,838	$237,145	$55,205	$74,160	$5,919	$578,267
Sr. VP—Marketing and Vendor Consolidation

Thomas B. Perkins	2008	$237,734	$177,877	$40,405	$73,613	$7,870	$537,499
Sr. VP—Resources	2007	$201,793	$242,394	$66,307	$12,094	$7,118	$529,706
	2006	$195,481	$153,265	$89,453	$90,234	$6,895	$535,328

[1]	Based on Form W-2 earnings.
[2]	This column represents the compensation expense recognized for financial statement reporting purposes in 2008, 2007 and 2006 for stock awards granted in prior years, in accordance with FAS 123(R). These amounts reflect our Company’s expense for accounting purposes for these awards, and do not represent the actual value that may be realized by the named executive officers.
[3]	This column represents the compensation expense recognized for financial statement reporting purposes in 2008, 2007 and 2006 for option awards granted in prior years, in accordance with FAS 123(R), except, pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to vesting based on service conditions. Please refer to Note 12, “Stock-Based Compensation Plans,” in the Notes to Consolidated Financial Statements included in our 2008 Annual Report on Form 10-K filed on March 13, 2009 for the relevant assumptions used to determine the compensation cost of our stock and option awards. Please refer to the Grants of Plan-Based Awards table for information on awards actually granted in 2008, including grant date fair value of awards. These amounts reflect our expense for accounting purposes for these awards, and do not represent the actual value that may be realized by the named executive officers.
[4]	Awarded under the Annual Incentive Bonus Program.
[5]	The components of the “All Other Compensation” column for 2008 are detailed in the following table:

	Executive Officers
Description	J.M. Walsh	Loretz- Congdon	C. Walsh	Murray	Perkins
Company matching contribution to 401(k) plan	$6,900	$6,900	$6,900	$4,625	$6,411
Payment of life and other insurance premiums	$2,234	$1,524	$1,588	$1,294	$1,459

Total	$9,134	$8,424	$8,488	$5,919	$7,870

[6]	Compensation for Mr. Murray is provided only for 2008 because he was not a named executive officer in 2007 and 2006.

The following table presents information regarding grants of plan based awards to our named executive officers during the year ended December 31, 2008.

Grants of Plan-Based Awards

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[2]			Estimated Future Payouts Under Equity Incentive Plan Awards[3]			All Other Stock Awards: Number of Shares of Stock or Units (#)[4]	All Other Option Awards: Number of Securities Underlying Options (#)[5]	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock & Option Awards[6]
		Threshold ($)[1]	Target ($)[1]	Maximum ($)[1]	Threshold (#)[1]	Target (#)[1]	Maximum (#)[1]
J. Michael Walsh		$235,224	$470,580	$705,680
	1/31/2008				2,882	5,763	8,645				$80,057
	1/31/2008							8,645			$223,041
	1/31/2008								8,645	$25.81	$73,483

Stacy Loretz-Congdon		$71,722	$143,466	$215,091
	1/31/2008				2,882	5,763	8,645				$80,057
	1/31/2008							8,645			$223,041
	1/31/2008								8,645	$25.81	$73,483

Christopher L. Walsh		$64,107	$128,124	$192,322
	1/31/2008				2,882	5,763	8,645				$80,057
	1/31/2008							8,645			$223,041
	1/31/2008								8,645	$25.81	$73,483

Christopher M. Murray		$54,933	$109,866	$164,800
	1/31/2008				2,882	5,763	8,645				$80,057
	1/31/2008							8,645			$223,041
	1/31/2008								8,645	$25.81	$73,483

Thomas B. Perkins		$64,006	$128,012	$192,000
	1/31/2008				2,882	5,763	8,645				$80,057
	1/31/2008							8,645			$223,041
	1/31/2008								8,645	$25.81	$73,483

[1]	Our Company defines three incentive plan payout levels for our executives, which are “Threshold,” “Outstanding,” and “Exceptional.” The Company-defined “Threshold” level corresponds to Threshold level in the table above, “Outstanding” level corresponds to Target level in the table above, and “Exceptional” level corresponds to the Maximum level in the table above. Refer to the Compensation Discussion and Analysis section in this Proxy Statement for a more detailed description of these payout levels.
[2]	Awarded under the 2008 Annual Incentive Bonus Program. The Threshold, Target and Maximum payout levels assume that each of those goals was obtained at the Company’s level of “Threshold,” “Outstanding” and “Exceptional,” as described in the Compensation Discussion and Analysis section in this Proxy Statement. For a description of amounts actually received by the executive, if any, see the Summary Compensation Table. For a further description of the 2008 Annual Incentive Bonus Program, refer to the Compensation Discussion and Analysis section.
[3]	Performance shares awarded under the 2007 Long-Term Incentive Plan. Incentive opportunities consist of Iron Bar, Vendor Consolidation Initiatives and RONA goals. The Threshold, Target and Maximum payout levels assume that each of those goals was achieved at the corresponding Company’s level of “Threshold,” “Outstanding” and “Exceptional,” as described in the Compensation Discussion and Analysis section in this Proxy Statement. For a further description of the performance shares and the amounts actually awarded to the executive, refer to the Compensation Discussion and Analysis section.
[4]	Restricted stock units awarded under the 2007 Long-Term Incentive Plan. Such awards are subject to vesting requirements.
[5]	Options awarded under the 2007 Long-Term Incentive Plan. Such awards are subject to vesting requirements.
[6]	Represents the grant date fair value of each equity award computed in accordance with FAS 123(R). Grant date fair value per share for performance shares is $25.80, for restricted stock units is $25.80 and for stock options is $8.50. Total number of performance shares earned in 2008 by each named executive officer is 3,103, as disclosed in the “Compensation of the Named Executive Officers for Year Ended December 31, 2008” section in this Proxy Statement.

The following table presents information concerning the number and value of unexercised options, restricted stock units, and performance shares that have not vested for our named executive officers outstanding as of December 31, 2008.

Outstanding Equity Awards at Fiscal Year-End

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable[1]	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)[8]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
J. Michael Walsh	100,000			$15.50	8/23/2011	10,865	[5]	$233,815	3,103	$66,777
	2,217	2,219	[2]	$36.96	7/2/2017
		8,645	[3]	$25.81	1/31/2015

Stacy Loretz-Congdon	11,112			$15.50	8/23/2011	13,365	[6]	$287,615	3,103	$66,777
	2,217	2,219	[2]	$36.96	7/2/2017
		8,645	[3]	$25.81	1/31/2015

Christopher L. Walsh	79,167			$15.50	8/23/2011	10,865	[5]	$233,815	3,103	$66,777
	2,217	2,219	[2]	$36.96	7/2/2017
		8,645	[3]	$25.81	1/31/2015

Christopher M. Murray	4,167			$15.50	8/23/2011	13,158	[7]	$283,160	3,103	$66,777
	2,325	1,675	[4]	$36.03	3/22/2014
	2,217	2,219	[2]	$36.96	7/2/2017
		8,645	[3]	$25.81	1/31/2015

Thomas B. Perkins	61,111			$15.50	8/23/2011	10,865	[5]	$233,815	3,103	$66,777
	2,217	2,219	[2]	$36.96	7/2/2017
		8,645	[3]	$25.81	1/31/2015

[1]	Fully vested.
[2]	Granted on July 2, 2007, these option awards vest one-third on the first anniversary of the grant date, and the remaining shares in equal quarterly installments over the subsequent 2 years.
[3]	Granted on January 31, 2008, these option awards vest one-third on January 1, 2009, and the remaining shares in equal quarterly installments over the subsequent 2 years.
[4]	Granted on March 22, 2007, these awards vest one-third on the first anniversary of the grant date, and the remaining shares in equal quarterly installments over the subsequent 2 years.
[5]	Restricted stock units were granted on July 2, 2007 and January 31, 2008. The July 2, 2007 awards vest one-third on the first anniversary of the grant date, and the remaining shares in quarterly installments over the subsequent 2 years. The January 31, 2008 awards vest one-third on January 1, 2009, and the remaining shares in quarterly installments over the subsequent 2 years. Market value based on close price of $21.52 for Core-Mark Holding Company, Inc. common stock on the NASDAQ Global Market on December 31, 2008.
[6]	Restricted stock units were granted on December 1, 2006, July 2, 2007 and January 31, 2008. The December 1, 2006 and July 2, 2007 awards vest one-third on the first anniversary of the grant date, and the remaining shares in quarterly installments over the subsequent 2 years. The January 31, 2008 awards vest one-third on January 1, 2009, and the remaining shares in quarterly installments over the subsequent 2 years. Market value based on close price of $21.52 for Core-Mark Holding Company, Inc. common stock on the NASDAQ Global Market on December 31, 2008.
[7]	Restricted stock units were granted on January 2, 2007, July 2, 2007 and January 31, 2008. The January 2, 2007 and July 2, 2007 awards vest one-third on the first anniversary of the grant date, and the remaining shares in quarterly installments over the subsequent 2 years. The January 31, 2008 awards vest one-third on January 1, 2009, and the remaining shares in quarterly installments over the subsequent 2 years. Market value based on close price of $21.52 for Core-Mark Holding Company, Inc. common stock on the NASDAQ Global Market on December 31, 2008.
[8]	Performance shares were granted on January 31, 2008. These awards vest one-third on January 21, 2009, and the remaining shares in quarterly installments over the subsequent 2 years. Market value based on close price of $21.52 for Core-Mark Holding Company, Inc. common stock on the NASDAQ Global Market on December 31, 2008.

The following table presents information concerning the exercise of stock options and the vesting of restricted stock units for our named executive officers during the year ended December 31, 2008:

Option Exercises and Stock Vested

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
J. Michael Walsh	—	$—	—	$—
Stacy Loretz-Congdon	—	$—	8,455	$227,127
Christopher L. Walsh	—	$—	7,835	$206,653
Christopher M. Murray	—	$—	6,057	$159,238
Thomas B. Perkins	—	$—	6,253	$167,126

2004 Long-Term Incentive Plan

The 2004 Long-Term Incentive Plan, or 2004 LTIP, authorizes the issuance of stock options, restricted stock units, restricted stock shares, stock appreciation rights, performance awards or any combination of the foregoing to officers and key employees. Currently only stock options, restricted stock units and restricted stock shares have been issued from the 2004 LTIP. For option grants, the exercise price equals the fair value of our Company’s common stock on the date of grant. For restricted stock grants grantees must pay the par value ($0.01) of the common stock upon the receipt of the underlying shares. In general, options and restricted stock units vest over a three year period; one-third of the options and restricted stock units cliff-vest on the first anniversary of the vesting commencement date and the remaining options and restricted stock units vest in equal monthly and quarterly installments, respectively, over the two-year period following the first anniversary of the vesting commencement date. Stock options expire seven years after the date of grant. Restricted stock units do not have an expiration date.

2005 Long-Term Incentive Plan

The 2005 Long-Term Incentive Plan, or 2005 LTIP, authorizes the granting of restricted stock units, restricted stock units, performance awards or any combination of the foregoing to officers and key employees. Currently only restricted stock units have been issued from the 2005 LTIP. The majority of restricted stock units issued under the 2005 LTIP generally vest over three years; one-third of the restricted stock units cliff-vest on the first anniversary of the vesting commencement date and the remaining restricted stock units vest in equal quarterly installments over the two-year period following the first anniversary of the vesting commencement date. Restricted stock units do not have an expiration date.

2007 Long-Term Incentive Plan

The 2007 Long-Term Incentive Plan, or 2007 LTIP, authorizes the issuance of stock options, restricted stock units, restricted stock shares, stock appreciation rights, performance awards, performance shares or any combination of the foregoing to officers and key employees. Currently only stock options, restricted stock units and performance shares have been issued from the 2007 LTIP. For option grants, the exercise price equals the fair value of our Company’s common stock on the date of grant. For restricted stock grants grantees must pay the par value ($0.01) of the common stock upon the receipt of the underlying shares. In general, options and restricted stock units vest over a three year period; one-third of the options and restricted stock units cliff-vest on the first anniversary of the vesting commencement date and the remaining options and restricted stock units vest in equal quarterly installments, respectively, over the two-year period following the first anniversary of the vesting commencement date. Stock options expire seven years after the date of grant. Restricted stock units do not have an expiration date. In general, the vesting of the performance shares is based upon our Company’s achievement of certain financial goals set by the Compensation Committee and each award specifies a percentage of the performance shares that would be earned vest upon the achievement of “Threshold,” “Outstanding” or “Exceptional” goals in such measures. Performance Share grants made after January 1, 2008, generally also contain three-year vesting periods, pursuant to which one-third of the performance shares earned will cliff-vest on the first anniversary of the vesting commencement date and the remaining performance shares earned will vest in equal quarterly installments, respectively, over the two-year period following the first anniversary of the vesting commencement date.

In addition, the Board of Directors has adopted a Statement of Policy to govern its administration of the 2007 LTIP pursuant to which we will not engage in any re-pricing of stock options awarded under the 2007 LTIP without stockholder approval or re-grant any shares subject to awards under the 2007 LTIP that have been forfeited by the grantees.

Information such as number of securities to be issued upon exercises of outstanding options, weighted-average exercise price of outstanding options, and number of securities remaining available for future issuance concerning our five stock-based compensation plans: the 2004 Long-Term Incentive Plan, the 2004 Directors’ Equity Incentive Plan, the 2005 Long-Term Incentive Plan, the 2005 Directors’ Equity Incentive Plan, and the 2007 Long Term Incentive Plan were included in Note 12, “Stock-Based Compensation Plans,” in the Notes to Consolidated Financial Statements included in our 2008 Annual Report on Form 10-K filed on March 13, 2009.

Potential Payments Upon Termination or Change-In-Control

Severance Policy

Each of our named executive officers and vice presidents are entitled to certain benefits under the Core-Mark Executive Severance Policy. Pursuant to the policy, upon the officer’s involuntary termination other than for cause, gross misconduct (each as defined in the policy) or long-term disability and upon our acceptance of an executed separation agreement, the officer is entitled to the following benefits based on the years of service and location of employment:

U.S. Employees

Number of Years of Service	Benefit
Less than two years	Two months of base salary
At least two years but less than five years	Four months of base salary
At least five years but less than ten years	Eight months of base salary
At least ten years but less than 20 years	12 months of base salary
More than 20 years	18 months of base salary

All payments under the severance policy are made in one lump sum at the first regularly scheduled payroll issuance following termination. In addition to above payments, such officer shall receive COBRA cost reimbursement for the same number of months of their base salary payment plus payment of a prorated bonus for the year of their termination.

Canadian Employees. The severance benefits paid to any Canadian executive officers are based on the applicable provincial laws.

Accelerated Option Vesting. In addition, an executive officer who has received an option grant under our 2004 Long-Term Incentive Plan and 2007 Long-Term Incentive Plan may be entitled to accelerated vesting of all such options should such executive officer be terminated without cause or resign his employment with good reason.

Retirement

Award grants made to our named executive officers under our 2005 Long-Term Incentive Plan and under our 2007 Long-Term Incentive Plan (during 2008) generally entitle such officers to accelerated vesting of all of their restricted stock units in the event that such executive retires, and the retirement is approved by our Board of Directors as a retirement that qualifies for such treatment. In addition, certain awards made to our named executive officers under our 2007 Long-Term Incentive Plan generally entitle such officers to accelerated vesting of a pro-rata portion of their options, restricted stock units and/or performance shares in the event that (1) such executive retires prior to the first vesting date of such award and (2) the retirement is approved by our Board of Directors as a retirement that qualifies for such treatment. In general the pro-rata portion of such award that is vested is based upon the number of months of service of such officer during the applicable vesting period under the award. Performance shares are vested pro-rata at the “Outstanding” target level.

Change of Control

Award grants made to our named executive officers under our 2004, 2005 and 2007 Long-Term Incentive Plans generally entitle such officers to accelerated vesting of all of their option shares, restricted stock units and earned performance shares in the event that we are acquired by a non-public company (a “non-public change of control”). In addition, if we are acquired by a public company and the executive officer is terminated without cause or resigns with good reason within one year after we are acquired, then generally all such executive officer’s unvested option shares, restricted stock units and earned performance shares will immediately vest. If the change of control under either scenario occurs before the completion of the applicable performance period under a performance share award, such performance share shall vest at the “Outstanding” target level.

Potential Post-Employment Payments to Named Executive Officers

The table below sets forth potential payments that could be received by our named executive officers upon a Board approved retirement or upon a non-public change in control of Core-Mark, assuming such event took place on December 31, 2008.

TABULAR PRESENTATION OF POTENTIAL POST-EMPLOYMENT PAYMENTS

	J. Michael Walsh			Stacy Loretz-Congdon			Christopher L. Walsh			Christopher M. Murray			Thomas B. Perkins
Benefits	Retire- ment[1]	Without Cause[2]	Change in Control[3]	Retire- ment[1]	Without Cause[2]	Change in Control[3]	Retire- ment[1]	Without Cause[2]	Change in Control[3]	Retire- ment[1]	Without Cause[2]	Change in Control[3]	Retire- ment[1]	Without Cause[2]	Change in Control[3]

	INCREMENTAL COMPENSATION (payment contingent on termination)
Cash Severance[4]		$483,389	$483,389		$282,117	$282,117		$247,614	$247,614		$73,817	$73,817		$247,200	$247,200
COBRA Reimbursements[4]		$8,736	$8,736		$8,736	$8,736		$12,564	$12,564		$4,188	$4,188		$12,564	$12,564
Equity
Restricted Stock	$1,050,979	$750,527	$1,050,979	$431,663	$77,436	$431,663	$300,452	$—	$300,452	$357,840	$8,066	$357,840	$316,412	$15,960	$316,412
Unexercisable Options[5]			$—			$—			$—			$—			$—
Total	$1,050,979	$1,242,652	$1,543,104	$431,663	$368,289	$722,516	$300,452	$260,178	$560,630	$357,840	$86,071	$435,845	$316,412	$275,724	$576,176

	EARNED COMPENSATION (payment not contingent on termination)
Exercisable Options	$602,000	$602,000	$602,000	$66,894	$66,894	$66,894	$476,585	$476,585	$476,585	$25,085	$25,085	$25,085	$367,888	$367,888	$367,888

GRAND TOTAL	$1,652,979	$1,844,652	$2,145,104	$498,557	$435,183	$789,410	$777,037	$736,763	$1,037,215	$382,925	$111,156	$460,930	$684,300	$643,612	$944,064

[1]	Core-Mark Holding Company, Inc. does not have an official retirement age; rather, named executive officers may be approved for retirement by the Board of Directors. The table assumes that all named executive officers would have been so approved if termination occurred on December 31, 2008. Upon retirement, this table assumes unvested performance shares and options are forfeited, vested options remain exercisable for a period of 90 days, and restrictions lapse on all restricted stock units.
[2]	Upon termination without cause, terminated executives are eligible for severance cash in accordance with the Core-Mark Executive Severance Policy. Also, options become fully vested and exercisable as of the date of termination and remain exercisable for a period of 90 days thereafter. Options terminate and are forfeited at the end of the 90-day period. Upon termination, all unvested restricted stock units and performance shares are forfeited.
[3]	Upon a non-public change in control, executives are eligible for all of the benefits of a “without-cause” termination. In addition, all restrictions lapse on restricted stock units, all unvested options are accelerated and earned but unvested performance shares are accelerated.
[4]	Executive officers and vice presidents in the U.S. may receive benefits under the Core-Mark Executive Severance Policy. If terminated on December 31, 2008, the following individuals would receive 12 months’ salary and COBRA reimbursements, payable in a lump sum: J. Michael Walsh, Stacy Loretz-Congdon, Christopher L. Walsh, and Thomas B. Perkins. As Mr. Murray’s service with our Company was less than five years as of December 31, 2008, he would receive four months’ salary and COBRA reimbursements, if terminated on December 31, 2008.
[5]	There were no potential payments to the named executive officers as of December 31, 2008 for unexercisable options as all unexercisable options held by the named executive officers on such date had exercise prices below our closing price on NASDAQ Global Market on December 31, 2008.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee (the “Committee”) reviews Core-Mark’s financial reporting process on behalf of the Board of Directors and reports to the Board of Directors on audit, financial and related matters. Core-Mark’s management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. Deloitte & Touche LLP (the independent registered public accounting firm for year ended December 31, 2008) was responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (U.S.), and to issue its reports thereon. The Committee oversees these processes.

In this context, the Committee has met and held discussions with Core-Mark’s management and the independent auditor. Management has represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee reviewed and discussed the consolidated financial statements with management and the independent auditor. The Committee also discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 114, The Auditor’s Communication with Those Charged with Governance.

In addition, the Committee discussed with the independent auditor such auditor’s independence from the Company and its management, and the independent auditor provided to the Committee the written disclosures and communications required by the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Committee concerning independence.

The Committee discussed with the Company’s internal audit staff and independent auditor the overall scope and plans for their respective audits. The Committee met with the internal audit staff and the independent auditor, with and without management present, to discuss the results of their examinations, their evaluations of Core-Mark’s internal controls, and the overall quality of Core-Mark’s financial reporting.

Based on the reviews and discussions with management and the independent auditor referred to above, the Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in Core-Mark’s Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Stuart W. Booth, Chairman

Gary F. Colter

Harvey L. Tepner

Randolph I. Thornton

PROPOSAL 2. RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP (D&T) has been selected by the Audit Committee of the Board of Directors to audit the accounts of Core-Mark and its subsidiaries for the year ending December 31, 2009. D&T served as our independent auditor for 2008. At the Annual Meeting, the stockholders are being asked to ratify the appointment of D&T as Core-Mark’s independent auditor for 2009. If ratification is withheld, the Audit Committee will reconsider its selection. A representative of D&T will attend our Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if the representative desires to do so.

The Board of Directors recommends that the stockholders vote FOR Proposal 2.

Auditor Fees

The aggregate professional fees and expenses billed by D&T for the audit of our annual financial statements for 2008 and 2007 and fees and expenses billed for audit related services, tax services and all other services rendered for these periods are as follows:

	2008	2007
Audit Fees[1]	$3,000,620	$4,290,072
Audit Related Fees[2]	76,080	—
Tax Fees[3]	—	—
All Other Fees	—	—

Total	$3,076,700	$4,290,072

[1]	These are fees and expenses for professional services performed by D&T and include the audit of our annual financial statements, the review of financial statements included in our Quarterly Reports on Form 10-Q, and for services that are normally provided in connection with statutory or regulatory filings, consents and other SEC filings.
[2]	These are fees and expenses for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, and include fees associated with accounting for and auditing of acquisitions, and consultations concerning financial accounting and reporting matters.
[3]	These are fees for professional services related to tax compliance, tax advice and tax planning.

Pre-Approval of Audit and Non-Audit Services

Core-Mark’s Audit Committee is responsible for appointing Core-Mark’s independent auditor and approving the terms of the independent auditor’s services. The Audit Committee has established a policy for the pre-approval of all audit and permissible non-audit services to be provided by the independent auditor, as described below and must pre-approve any internal control related service, including any changes in the nature, scope or extent of such services.

Audit Services. Under the policy, the Audit Committee is to appoint Core-Mark’s independent auditor each year and pre-approve the engagement of the independent auditor for the audit services to be provided. In addition, the Audit Committee must pre-approve any additions or modifications to such audit services.

Non-Audit Services. In accordance with the policy, the Audit Committee must pre-approve non-audit services that may be performed by the independent auditor during the year. The Audit Committee has also delegated to the Chair of the Audit Committee the authority to approve additional non-audit services to be performed by the independent auditor.

All services performed by D&T in 2008 were pre-approved by the Audit Committee pursuant to the foregoing pre-approval policy.

STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

Requirements for Stockholder Proposals to be Considered for Inclusion in Core-Mark’s Proxy Materials

Any proposal that a stockholder wishes to submit for inclusion in Core-Mark’s proxy materials for the 2010 Annual Meeting of Stockholders pursuant to and in accordance with SEC Rule 14a-8 must be received by Core-Mark not later than December 22, 2009.

Requirements for Stockholder Proposals to be Brought Before the Annual Meeting

Core-Mark’s bylaws provide that any proposal that a stockholder wishes to propose for consideration at an annual meeting, but does not seek to include in Core-Mark’s Proxy Statement and related materials, must be received by our Company within a specified period prior to the annual meeting. Absent specific circumstances set forth in our bylaws, to be considered at the 2010 Annual Meeting such proposal must be delivered to Core-Mark no earlier than February 3, 2010 and no later than March 5, 2010. In addition, any stockholder proposal to Core-Mark must set forth the information required by Core-Mark’s bylaws with respect to each matter the stockholder proposes to bring before the annual meeting. The proxy solicited by the Board of Directors for the 2010 Annual Meeting will confer discretionary authority to vote on any proposal presented by a stockholder at the meeting that was not included in the proxy materials for such meeting.

Any stockholder proposals or notices submitted to Core-Mark in connection with the 2010 Annual Meeting should be addressed to: Director of Investor Relations, Core-Mark Holding Company, Inc., 395 Oyster Point Blvd., Suite 415, South San Francisco, California 94080.

DIRECTIONS TO THE

HYATT REGENCY SAN FRANCISCO AIRPORT HOTEL

Hyatt Regency San Francisco Airport Hotel

1333 Bayshore Highway

Burlingame, CA 94010

From San Francisco (15 miles) & San Francisco International Airport (2 miles):

Take 101 South toward San Jose. Exit Millbrae Ave. Turn left on Millbrae Ave. Turn right at the second stoplight onto Bayshore Hwy. Proceed through 4 stoplights. Hotel is on right hand side.

From Oakland Airport (approximately 30 miles) and Points East:

Take I-880 South toward San Jose. Merge onto CA-92 W toward San Mateo Br. Merge onto US-101 N toward San Francisco to the Broadway Exit. Take the Airport Blvd ramp toward Bayshore Blvd, and then turn left onto Bayshore Hwy to the hotel.

From San Jose (32 miles) & San Jose Airport (30 miles):

Take 101 North to the Broadway Exit. Take the Airport Blvd ramp toward Bayshore Blvd., and then turn Left onto Bayshore Hwy to the hotel.

Core Mark

CORE-MARK HOLDING COMPANY, INC.

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, June 2, 2009

2:00pm PDT

Hyatt Regency San Francisco Airport Hotel

1333 Bayshore Highway

Burlingame, CA 94010

Core Mark

Core-Mark Holding Company, Inc.

395 Oyster Point Blvd., Suite 415

South San Francisco, California 94080 proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on June 2, 2009.

By signing the proxy, you revoke all prior proxies, acknowledge receipt of the notice of the stockholder’s annual meeting to be held June 2, 2009 and the proxy statement, and appoint J. Michael Walsh and Gregory P. Antholzner, and each of them with full power of substitution, to vote all shares of Common Stock of Core-Mark Holding Company, Inc. you are entitled to vote, either on your behalf or on behalf of an entity or entities, at the Annual Meeting of Stockholders of Core-Mark, to be held on Tuesday, June 2, 2009 at 2:00pm Pacific Time, and at any adjournment or postponement thereof, with the same force and effect as if you were personally present thereat.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AS YOU SPECIFY ON THE REVERSE SIDE. IF NO CHOICE IS SPECIFIED, THEN THIS PROXY WILL BE VOTED IN FAVOR OF ELECTING THE SEVEN NOMINEES NOTED HEREON TO THE BOARD OF DIRECTORS AND IN FAVOR OF PROPOSAL 2. IN THEIR DISCRETION, THE PROXIES APPOINTED HEREIN ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

To be signed and dated on reverse side. See reverse side for voting instructions.

ADDRESS BLOCK

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

Please detach here

The Board of Directors Recommends a Vote FOR All of the Nominees Listed and Proposal 2 Below.

1. Election of directors:

FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN

a. Robert A. Allen e. Harvey L. Tepner

b. Stuart W. Booth f. Randolph I. Thornton

c. Gary F. Colter g. J. Michael Walsh

d. L. William Krause

2. To ratify the selection of Deloitte & Touche LLP as Core-Mark’s independent registered public accounting firm to serve for the fiscal year ending December 31, 2009.

For Against Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF THE SEVEN NOMINEES NOTED HEREON TO THE BOARD OF DIRECTORS AND FOR PROPOSAL 2.

Date

Address Change? Mark Box Indicate changes below:

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.